EXHIBIT 2.1*

Purchase and Sale Agreement dated as of October 23, 1996 among The Coastal Corporation, a Delaware corporation, Coastal Coal, Inc., a Delaware corporation, Atlantic Richfield Company, a Delaware corporation, and Itochu Corporation, a Japanese corporation.

* Confidential Treatment is being requested with respect to portions of this exhibit.

                                                                     EXHIBIT 2.1




                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                             THE COASTAL CORPORATION
                             AND COASTAL COAL, INC.

                                       AND

                           ATLANTIC RICHFIELD COMPANY
                             AND ITOCHU CORPORATION


                          Dated as of October 23, 1996




           ----------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         Page(s)
ARTICLE I        Definitions................................................  1

ARTICLE II       Purchase and Sale of the LLC Interests.....................  9
    2.1          Sale of the LLC Interests..................................  9
    2.2          Payment of Purchase Price..................................  9
    2.3          Termination of Intercompany Arrangements................... 12
    2.4          Excluded Assets............................................ 12
    2.5          Transfer Taxes............................................. 12

ARTICLE III      Closing.................................................... 12
    3.1          Pre-Closing Actions........................................ 12
    3.2          Closing Date............................................... 14
    3.3          Seller Deliveries.......................................... 14
    3.4          Buyer Deliveries........................................... 15
    3.5          Simultaneous Transactions.................................. 16

ARTICLE IV       Representations and Warranties of Coastal and Seller....... 17
    4.1          Organization and Good Standing............................. 17
    4.2          Authority.................................................. 17
    4.3          No Violations.............................................. 17
    4.4          Approvals, Consents and Other Actions...................... 18
    4.5          Organization and Good Standing of the Companies............ 18
    4.6          Title to the Shares and LLC Interests...................... 18
    4.7          Capitalization............................................. 18
    4.8          Financial Statements....................................... 19
    4.9          Absence of Certain Changes................................. 20
    4.10         No Subsidiaries............................................ 21
    4.11         Real Property.............................................. 21
    4.12         Absence of Undisclosed Liabilities......................... 22
    4.13         Buildings, Structures and Tangible Personal Property....... 23
    4.14         Material Contracts......................................... 23
    4.15         Insurance Policies......................................... 24
    4.16         Taxes...................................................... 24
    4.17         Licenses, Permits, Etc..................................... 25
    4.18         Litigation................................................. 25
    4.19         Compliance with Laws....................................... 25
    4.20         Labor Matters.............................................. 25

                                                                         Page(s)

    4.21         Employee Benefit Plans..................................... 26
    4.22         Bank Accounts.............................................. 27
    4.23         Transactions with Affiliates............................... 27
    4.24         Employment Terms........................................... 27
    4.25         Books and Records.......................................... 27
    4.26         Intellectual Property...................................... 27
    4.27         Certain Interests.......................................... 28
    4.28         Environmental.............................................. 28
    4.29         Accounts Receivable........................................ 31
    4.30         Accuracy of Coastal's and Seller's Information............. 31
    4.31         Brokers and Consultants.................................... 32
    4.32         Disclaimer of Implied Warranties........................... 32
    4.33         LLC Structure.............................................. 32

ARTICLE V        Representations and Warranties of Buyer Parents............ 32
    5.1          Organization and Good Standing............................. 32
    5.2          Authority.................................................. 32
    5.3          No Violations.............................................. 33
    5.4          Approvals and Consents..................................... 33
    5.5          Financing.................................................. 33
    5.6          Accredited Investor........................................ 33
    5.7          Investment Intent.......................................... 33
    5.8          Buyer's Inquiry............................................ 34
    5.9          Brokers and Consultants.................................... 34
    5.10         Compliance with Acreage Limitations........................ 34
    5.11         Accuracy of Buyer's Information............................ 34
    5.12         LLC Structure.............................................. 34

ARTICLE VI       Further Agreements of the Parties.......................... 35
    6.1          Access to Information...................................... 35
    6.2          Conduct of the Business Pending the Closing................ 36
    6.3          Intentionally deleted...................................... 37
    6.4          Antitrust Notification..................................... 37
    6.5          Fees and Expenses.......................................... 38
    6.6          Publicity.................................................. 38
    6.7          Post-Closing Assistance.................................... 38
    6.8          Guarantees................................................. 38
    6.9          Name Changes............................................... 38
    6.10         Software................................................... 39
    6.11         Buyers, Coastal Sub and the LLC to Become Parties
                 to Agreement............................................... 39

                                                                         Page(s)

ARTICLE VII      Employees and Employee Benefits............................ 39
    7.1          Employment of Employees of the Companies................... 39
    7.2          Retention of Coastal Retirement Plans...................... 39
    7.3          Coastal Pension Plan....................................... 40
    7.4          Thrift Plan................................................ 40
    7.5          Other Employee Benefits.................................... 40
    7.6          Continuation of Post-Retirement Welfare Benefits........... 40
    7.7          Flexible Spending Accounts................................. 41
    7.8          Nonqualified Plans......................................... 41
    7.9          Cooperation................................................ 41
    7.10         Black Lung Matters......................................... 41

ARTICLE VIII     Taxes...................................................... 41
    8.1          Indemnification for Taxes.................................. 41
    8.2          Tax Returns................................................ 43
    8.3          Tax Refunds................................................ 44
    8.4          Cooperation................................................ 45
    8.5          Tax Contests............................................... 45
    8.6          Tax Sharing Agreement...................................... 46
    8.7          Time Limitation............................................ 46

ARTICLE IX       Allocation of Purchase Price............................... 46

ARTICLE X        Indemnification............................................ 47
    10.1         Buyer's Indemnification.................................... 47
    10.2         Coastal's and Seller's Indemnification..................... 48
    10.3         Monetary Limitation........................................ 48
    10.4         Nature and Survival; Time Limits........................... 49
    10.5         Limitation on Remedies..................................... 49
    10.6         General Provisions......................................... 50
    10.7         Cooperation and Communication.............................. 51
    10.8         Power of Attorney; Assignment of Claims in Bankruptcy
                 Proceedings................................................ 51
    10.9         Confidentiality............................................ 51
    10.10        Indemnity a Material Inducement............................ 51

ARTICLE XI       Insurance Agreement........................................ 52
    11.1         Insurance Coverage......................................... 52
    11.2         Surety Bonds............................................... 52
    11.3         Black Lung Liability....................................... 52

ARTICLE XII      Conditions to Closing...................................... 53

                                                                         Page(s)

    12.1         Conditions Precedent to Obligations of Buyer............... 53
    12.2         Conditions Precedent to Obligations of Seller.............. 54

ARTICLE XIII     Termination of Agreement................................... 55
    13.1         Termination Before Closing................................. 55

ARTICLE XIV      Miscellaneous.............................................. 56
    14.1         Entire Agreement; Participation in Drafting................ 56
    14.2         Governing Law.............................................. 56
    14.3         Headings................................................... 57
    14.4         Notices.................................................... 57
    14.5         Waiver..................................................... 57
    14.6         Binding Effect; Assignment................................. 58
    14.7         Amendment.................................................. 58
    14.8         Counterparts............................................... 58
    14.9         Disclaimer for Communications; Etc......................... 58
    14.10        Forum Selection; Consent to Service of Process; and
                 Waiver of Jury Trial....................................... 58
    14.11        Tax Treatment.............................................. 59
    14.12        Election Regarding Asset Restructuring..................... 59


                                    Exhibits

Exhibit A        Tax Sharing Agreement
Exhibit B        Insurance Coverage
Exhibit C        Opinion of Austin M. O'Toole, Esq.
Exhibit D        Opinion of William S. Hudgins, Jr., Esq.
Exhibit E        Opinion of Counsel for Buyer
Exhibit F        Identified Contracts
Exhibit G        LLC Agreement
Exhibit H        Supplemental Financial Projections
Exhibit I        Market Price Determination

                           PURCHASE AND SALE AGREEMENT



     THIS AGREEMENT is made and entered into as of this 23rd day of October, 1996 among The Coastal Corporation, a Delaware corporation ("Coastal"), Coastal Coal, Inc., a Delaware corporation ("CCI" or the "Seller"), Atlantic Richfield Company, a Delaware corporation ("ARCO"), and Itochu Corporation, a Japanese corporation ("Itochu" and, together with ARCO, the "Buyer Parents").

     WHEREAS, CCI is the owner of all of the issued and outstanding shares of capital stock (the "CSEC Shares") of Coastal States Energy Company ("CSEC" and, together with its subsidiaries set forth in Section 4.7 of the Disclosure Schedule (the "CSEC Subsidiaries"), the "CSEC Companies"); the CSEC Companies being sometimes referred to herein collectively as the "Companies" and singularly as a "Company"); and

     WHEREAS, ARCO, through its subsidiary ARCO Uinta Coal Company, a Delaware corporation, and Itochu, through its subsidiary Itochu Energy Company, a Delaware corporation (ARCO Uinta Coal Company and Itochu Energy Company being referred to herein collectively as the "Buyers" and singularly as a "Buyer"), wish to acquire the businesses of the CSEC Companies; and

     WHEREAS, Seller and Buyers desire to effect a transaction pursuant to which the businesses of CSEC and the CSEC Subsidiaries would be consolidated into a newly-formed Delaware limited liability company (the "LLC") owned by Seller and either Coastal or its designee, if any ("Coastal Sub"), all of the interests in which (the "LLC Interests") would be sold to Buyers on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of, and subject to, the mutual promises, agreements, terms and conditions made herein, and intending to be legally bound, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                   Definitions

     As used herein, the following terms shall have the meanings herein specified:

     Advance - shall have the meaning set forth herein at Section 2.2(b).

     Affiliate - of any specified Person means any other person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     Agreement - shall mean this Purchase and Sale Agreement.

     Allocation - shall have the meaning set forth herein in Article IX.

     Allocation  Agreement - shall have the meaning set forth  herein in Article
IX.

     Antitrust  Division - shall have the  meaning  set forth  herein at Section
6.4.

     ARCO - shall have the meaning set forth in the introduction to this Agreement.

     Audited  Financial  Statements - shall have the meaning set forth herein at
Section 4.8.

     Bankruptcy Proceeding - shall mean any proceeding under Title 11 of the United States Code or any successor federal statute.

     Business Plan - means the Descriptive Memorandum, as supplemented by the supplemental financial projections dated October 21, 1996, attached hereto as Exhibit H.

     Buyer and Buyers - shall have the meaning set forth in the recitals to this Agreement.

     Buyer Certificate - shall have the meaning set forth herein at Section 8.2(c).

     Buyer  Indemnitees  - shall have the  meaning  set forth  herein at Section
10.2.

     Buyer Parents - shall have the meaning set forth in the introduction to this Agreement.

     CCI - shall have the meaning set forth in the introduction to this Agreement.

     Claim Period - shall have the meaning set forth herein at Section 8.7.

     Closing - shall have the meaning set forth herein at Section 3.2.

     Closing Date - shall have the meaning set forth herein at Section 3.2.

     Closing Straddle Period - shall mean a taxable period that begins on or before the Closing Date and ends after the Closing Date.

     Coal Contract Indemnification Obligations - ****

     Coastal - shall have the meaning set forth in the introduction to this Agreement.

     Coastal Pension Plan - shall have the meaning set forth herein at Section 7.2.

     Coastal Sub - shall have the meaning set forth in the recitals to this Agreement.

     Code - shall mean the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder.

     Company or Companies - shall have the meaning set forth in the recitals to this Agreement.

     Companies Group - shall mean CSEC and its subsidiaries other than the Excluded Corporations.

     Company Intellectual  Property - shall have the meaning set forth herein at
Section 4.26.

     Confidential Information - ****

     Contract Indemnification Section - ****

     Contract Information Request - ****

     Contract Price - ****

     Contract Quantity - ****

     Contract Schedule - ****

     Contract Shortfall - ****

     Cost Items - ****

     Cost Savings - ****

     CSEC - shall have the meaning set forth in the recitals to this Agreement.

     CSEC Companies - shall have the meaning set forth in the recitals to this Agreement.

----------
 **** Confidential treatment is being requested for these portions of this Agreement.

     CSEC Shar s - shall have the meaning set forth in the recitals to this Agreement.

     CSEC Stock Sale - shall mean a hypothetical purchase of the CSEC Shares from Seller, following the completion of the actions described in Sections 3.1(a)(i), (iii), (iv) and (v), for the Purchase Price in a transaction with respect to which a valid election is made under Section 338(h)(10) of the Code (and, to the extent applicable, analogous provisions of state and local law) with respect to the shares of each of the Companies.

     CSEC Subsidiaries - shall have the meaning set forth in the recitals to this Agreement.

     Descriptive Memorandum - means the descriptive memorandum provided to Buyer Parents under cover of Lehman Brothers, Inc.

     Designated Coastal Representative - shall mean an employee of Coastal or an Affiliate designated by Coastal from time to time. The initial Designated Coastal Representative will be designated at Closing. Coastal may change such designation by giving the LLC notice.

     Disagreement Notice - shall have the meaning set forth herein at Section 2.2(d).

     Disclosure Schedule - shall mean the Disclosure Schedule attached to this Agreement and incorporated herein for all purposes.

     Environmental Claim - shall have the meaning set forth herein at Section 4.28.

     Environmental  Conditions  - shall  have the  meaning  set forth  herein at
Section 4.28.

     Environmental  Laws - shall have the  meaning  set forth  herein at Section
4.28.

     ERISA - shall have the meaning set forth herein at Section 4.21(a).

     Excluded Assets - shall have the meaning set forth herein at Section 2.4.

     Excluded Corporations - shall have the meaning set forth herein at Section 2.4.

     Federal Tax Sharing Amount - shall be the amount determined as the Federal Tax Sharing Amount under Article 3 of the Tax Sharing Agreement.

     FTC - shall have the meaning set forth herein at Section 6.4.

     GAAP - shall mean United States generally accepted accounting principles.

     Hazardous Substances - shall have the meaning set forth herein at Section 4.28.

     HSR Act - shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder.

     Identified Contracts - ****

     Income Taxes - shall mean (a) federal, state, local or foreign income taxes or franchise or other taxes measured by net income, together with any related liabilities, penalties, fines, additions to tax, or interest imposed with respect thereto, and (b) any obligations under any agreements or arrangements with respect to any Income Taxes described in clause (a) above, except for obligations arising under the Tax Sharing Agreement.

     Income Tax Payments - shall mean an amount paid after the Pricing Date by the Companies to Coastal in accordance with (i) Income Tax sharing principles historically applied in relation to the Companies or (ii) at Coastal's discretion, the Federal Tax Sharing Amount or State Tax Sharing Amount, in both cases Payments made by the Companies with respect to Income Taxes to any taxing authority shall be treated as Income Tax Payments.

     Indemnified Amount - ****

     Indemnified Claim - shall have the meaning set forth herein at Section 10.6(a).

     Indemnified Party - shall, with respect to Article VIII, have the meaning set forth herein at Section 8.5(a), and shall, with respect to Article X, have the meaning set forth herein at Section 10.6(a).

     Indemnified Shortfall - ****

     Indemnifying Party - shall, with respect to Article VIII, have the meaning set forth herein at Section 8.5(a), and shall, with respect to Article X, have the meaning set forth herein at Section 10.6(a).

     Intellectual Property - shall have the meaning set forth herein at Section 4.26.

     Intercompany Balance - shall mean any amount due or owing between (a) any Company and (b) Coastal or its subsidiaries (excluding the Companies).

     Intercompany Trade Payables - shall mean accounts payable for goods or services purchased by the Companies from Seller and its Affiliates in the ordinary course of business and provided on terms consistent with past practices, including, without limitation, accounts payable in favor of Seller

----------
**** Confidential treatment is being requested for these portions of this Agreement.

and its Affiliates for insurance and employee benefits, but specifically excluding any management fee or any charge for general and administrative costs or overhead.

     IRS - shall mean the Internal Revenue Service.

     ITOCHU - shall have the meaning set forth in the introduction to this Agreement.

     LIBOR - shall mean 5.50%.

     LLC - shall have the meaning set forth in the recitals to this Agreement.

     LLC Agreement - shall have the meaning set forth herein at Section 3.1(a).

     LLC Interests - shall have the meaning set forth in the recitals to this Agreement.

     Loans - shall have the meaning set forth herein at Section 2.2(b).

     Losses - shall have the meaning set forth herein at Section 10.6(f).

     Market Price - with respect to Unsold Coal, shall mean the fair market value of coal from the mine from which such Unsold Coal would have been produced as determined in accordance with the procedures set forth in Exhibit I.

     Material Adverse Effect - shall mean, with respect to a particular entity or group, a material adverse effect on (i) the assets of such entity or group, the business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, technology, prospects or relations with customers, suppliers, distributors or employees of such entity or group, or (ii) the right or ability of such entity to consummate the transactions contemplated hereby.

     Material  Contract - shall  have the  meaning  set forth  herein at Section
4.14.

     Mergers - shall mean the respective mergers, as contemplated by Section 3.1(b) of this Agreement.

     Other Taxes - shall mean any Taxes that are not Income Taxes.

     Overnights - shall have the meaning set forth herein at Section 2.2(b).

     Participants - shall have the meaning set forth herein at Section 7.5.

     Payments - shall have the meaning set forth herein at Section 2.2(b).

     Pension Plan - shall have the meaning set forth herein at Section 4.21(b).

     Permitted Intercompany Indebtedness - shall have the meaning set forth herein at Section 2.2(b).

     Person  - shall  mean  and  include,  any  individual,  partnership,  joint
venture,  corporation,   trust,  joint-stock  company,   unincorporated  entity,
association, organization, governmental entity, or other legal entity.

     Plans - shall have the meaning set forth herein at Section 4.21(a).

     Post-Closing Period - shall mean any taxable period that begins after the Closing Date and the Post-Closing Portion of any Closing Straddle Period.

     Post-Closing Portion - shall mean, with respect to a Closing Straddle Period, the portion of such Closing Straddle Period commencing on the day following the Closing Date.

     Post-Pricing Period - shall mean any taxable period that begins after the Pricing Date and the Post-Pricing Portion of any Pricing Straddle Period.

     Post Pricing Portion - shall mean, with respect to a Pricing Straddle Period, the portion of such Pricing Straddle Period commencing on the day following the Pricing Date.

     Pre-Closing Period - shall mean any taxable period ending on (and including) or before the Closing Date and the Pre-Closing Portion of any Closing Straddle Period.

     Pre-Closing Portion - shall mean, with respect to a Closing Straddle Period, the portion of such Closing Straddle Period ending on (and including) the Closing Date.

     Pre-Pricing Period - shall mean any taxable period ending on (and including) or before the Pricing Date and the Pre-Pricing Portion of any Pricing Straddle Period.

     Pre-Pricing Portion - shall mean, with respect to a Pricing Straddle Period, the portion of such Pricing Straddle Period ending on (and including) the Pricing Date.

     Present Value Benefit - shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the indemnified party will be liable for Tax at all relevant times at the maximum marginal rates) of any Income Tax benefit.

     Pricing Date - shall mean June 30, 1996.

     Pricing  Date  Balance  Sheet - shall have the meaning set forth  herein at
Section 4.8.

     Pricing Straddle Period - shall mean a taxable period that begins on or before the Pricing Date and ends after the Pricing Date.

     Purchase Price - shall have the meaning set forth herein at Section 2.2(a).

     Section 8.1(c) Indemnified Tax - shall have the meaning set forth herein at
Section 8.1(c).

     Securities Act - shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Seller - shall have the meaning set forth in the introduction to this Agreement.

     Seller  Indemnitees  - shall have the meaning  set forth  herein at Section
10.1.

     Seller's Group - shall mean Coastal, Seller, Coastal Sub and any other member (other than the Companies) of the affiliated group that includes Coastal and Seller.

     Short  Period  LLC  Return - shall  have the  meaning  set forth  herein at
Article IX.

     Statement - shall have the meaning set forth herein at Section 2.2(c).

     State Tax Sharing Amount - shall be the amount determined as the State Tax Sharing Amount under Article 3 of the Tax Sharing Agreement.

     Tax or Taxes - shall mean any tax or taxes, similar charge, fee, impost, levy or other assessment (including, without limitation, income taxes, severance taxes, excise taxes, sales taxes, franchise taxes, real estate taxes, transfer taxes or fees, transfer gain taxes, use taxes, ad valorem taxes, withholding taxes, payroll taxes, or minimum taxes), together with any related liabilities, penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision, or agency thereof.

     Tax Proceeding - shall mean any Tax audit, assessment or adjustment (proposed or threatened) and the prosecution or defense of any claim, suit, or administrative, judicial or other proceeding relating to any Tax.

     Tax Records - shall mean information, records or documentation including Tax Returns relating to the Companies' liabilities for Taxes.

     Tax Return or Returns - shall mean all returns, claims for refund, reports, estimates and information statements including any schedule or attachment thereto, and including any amendment thereof, relating to, or required to be filed in connection with any Taxes pursuant to the statutes, rules and regulations of any federal, state, county, local or foreign government taxing authority.

     Tax Sharing Agreement - shall have the meaning set forth herein at Section 8.6.

     Thrift Plan - shall have the meaning set forth herein at Section 7.2.

     Transfer Taxes - shall have the meaning set forth herein at Section 2.5.

     Unaudited Financial Statements - shall have the meaning set forth herein at
Section 4.8.

     Unsold Coal - ****


                                   ARTICLE II
                     Purchase and Sale of the LLC Interests


     2.1 Sale of the LLC Interests. At the Closing, subject to the terms and conditions hereinafter set forth, Seller and Coastal Sub shall sell and transfer to Buyers, and Buyers shall purchase from Seller and Coastal Sub, the LLC Interests free and clear of all security interests, pledges, claims, liens, charges, encumbrances, or other rights or interests of any other Person.

     2.2   Payment of Purchase Price.

           (a) In consideration for the sale of the LLC Interests, Buyers shall pay to Seller and Coastal Sub on the Closing Date, in immediately available funds, by wire transfer to the account or accounts designated by Seller not later than three days prior to the Closing Date, an aggregate of (i) Six Hundred Fifteen Million Five Hundred Five Thousand Fifty Dollars ($615,505,050), plus simple interest thereon at LIBOR from the Pricing Date to the Closing Date, and (ii) the amount of any Advances then outstanding (without regard to any closing of Advances into Investment by Parents as provided in
Section 2.3), plus simple interest thereon at LIBOR from the date any such Advance is made through (but not including) the Closing Date (the "Purchase Price"). Interest payable under the provisions of this Section 2.2 shall be computed on the basis of a 360-day year and the actual number of days elapsed.

           (b) During the period from the Pricing Date through the Closing Date, Seller shall not permit the Companies to make any payments to Seller or any of its Affiliates (other than the Companies) by way of dividend or other direct or indirect transfer or distribution of money or other property or the incurrence of indebtedness in favor of Seller or any of its Affiliates (other than the Companies) ("Payments"), except for Permitted Intercompany Indebtedness and Income Tax Payments; provided, however, that the Companies may make loans ("Loans") to Coastal or any of its Affiliates to the extent that (i) such Loans are repaid in full at the Closing, together with interest

---------
**** Confidential treatment is being requested for these portions of this Agreement.

thereon calculated as if the amounts were invested in overnights with interest thereon at the Federal funds rate ("Overnights") and (ii) Coastal provides documentation sufficient for Buyers' accountants to confirm the amounts, dates and interest on Loans; and further provided that all Payments effected from and after the Pricing Date which are not Permitted Intercompany Indebtedness or Income Tax Payments shall be recharacterized as such Loans (also to be repaid at Closing) bearing interest as if the amounts were invested in Overnights from the date the Payment was made until the Closing Date or the date of repayment, if earlier. As used herein "Permitted Intercompany Indebtedness" means (i) the incurrence and payment of Intercompany Trade Payables, and (ii) the Advances permitted by this Section 2.2(b). In the event that at any time following the date of this Agreement any Company does not have sufficient capital to meet its existing needs, then upon the prior written consent of the Buyer Parents (which consent shall not be unreasonably withheld or delayed), Seller agrees to make or cause to be made a loan to the appropriate Company (each such loan, an "Advance") in an amount reasonably necessary to satisfy such Company's then current needs. Prior to making any Advance, Seller shall cause all Loans (and any interest thereon) permitted under this Section 2.2(b) to be repaid; and no such Loans may be made until all outstanding Advances (and any interest thereon) have been repaid. All Advances made prior to the date of this Agreement and set forth in Section 2.2(b) of the Disclosure Schedule shall be deemed so approved. For the period from the date of this Agreement through the Closing Date, Seller shall cause the Companies to invest all cash on hand (after any Loans) in Overnights as directed by Buyers. For the avoidance of doubt, (x) to the extent that any payment of Other Taxes attributable to a Pre-Pricing Period that is not reflected on the Pricing Date Balance Sheet is made during the period from the day following the Pricing Date through and including the Closing Date, such payment shall be treated as a Loan for purposes of this Section 2.2(b), and (y) all Income Tax Payments shall be deemed to be attributable to a Post-Pricing Period and shall not be treated as a Loan except as provided in Section 2.2(h)(ii), wherein all Income Tax Payments are subject to recharacterization as Loans or Advances.

           (c) Within 60 days after the Closing Date, Seller shall provide a closing statement (the "Statement"), setting forth (i) an income statement of the Companies for the period from the Pricing Date through the Closing Date, and which, commencing from the pro forma financial position set forth on the Pricing Date Balance Sheet, details all intercompany transactions and provides back-up materials sufficient for Buyers' accountants to confirm that all such transactions consist of Permitted Intercompany Indebtedness, loans as permitted under Section 2.2(b), Advances or Income Tax Payments, with interest thereon as herein required, and otherwise comply with all other provisions of Section 2.2, and (ii) a balance sheet for the Companies as of the Closing Date, prepared on the same basis as the Pricing Date Balance Sheet.

          (d) If Buyers disagree with the Statement, they may, within 60 days after the delivery of the Statement and all materials required to be provided in accordance with Section 2.2(c), deliver a notice to Coastal and Seller (the "Disagreement Notice"), setting forth their calculation of the Permitted Intercompany Indebtedness, Tax Sharing Payments, Loans and Advances and specifying, in reasonable detail, those items or amounts in the Statement as to which Buyers disagree and the reasons for such disagreement; provided, however, that any dispute regarding the determination of Tax Sharing Payments shall be resolved pursuant to the Tax Sharing Agreement. Buyers shall be deemed to have agreed with all other items and amounts contained in the Statement other than those specified in such Disagreement Notice. If Buyers do not file a Disagreement Notice with Coastal and Sellers within such 60-day period, the Statement shall become final and binding.

           (e) If the parties do not reach agreement with respect to a Disagreement Notice within 30 days after it is given, the dispute will be determined as provided in Section 14.10.

           (f) From the Closing Date until the final determination of the Statement, Seller will have access to the Companies, their respective books and records and their respective employees who are responsible for financial matters, at reasonable times and upon reasonable prior written notice, in order to assist in such determination.

           (g) On the Closing Date, Coastal and Seller shall take all actions necessary to give effect to the covenants set forth in this Section 2.2 as of the Pricing Date, and shall (i) repay all Loans and accrued interest thereon and
(ii)****

           (h) (i) On the Closing Date, Coastal and Sellers will make a good faith estimate of the Federal Tax Sharing Amount and the State Tax Sharing Amount for the period commencing on the day following the Pricing Date and ending with the Closing Date, and an appropriate adjusting payment shall be made between the Companies and Coastal to conform (x) the Federal Tax Sharing Amount and the State Tax Sharing Amount estimated to be due for such period to (y) the Income Tax Payments made previously. The final determination of amounts due pursuant to the Tax Sharing Agreement and final adjusting payments shall be made pursuant to Sections 4.3 and 6.1 of the Tax Sharing Agreement.

                (ii) To the extent that, as of September 15, 1996 and December 15, 1996, the cumulative Income Tax Payments exceed or are less than 50%, in the case of September 15, 1996, and 100%, in the case of December 15, 1996, of the cumulative Federal Tax Sharing Amounts and the State Tax Sharing Amounts with respect to periods ending December 31, 1996, any such excess shall be deemed to be a Loan and any such shortfall shall be deemed to be an Advance as of the Payment date. For periods commencing January 1, 1997, deemed Loans or deemed Advances shall be considered to arise to the extent that Income Tax Payments made by the Companies in such period exceed or are less than the cumulative Federal Tax Sharing Amounts and the State Tax Sharing Amounts for such period determined on an annualized basis and after application of Sections 6655(c) and (d) of the Code, and relevant portions of state and local law.

     2.3 Termination of Intercompany Arrangements. On or before the Closing Date, Seller shall close all outstanding Advances, and all Intercompany Balances existing as of the Pricing Date, into "Investments by Parents" in the Companies, and no adjustment to the Purchase Price will be made by reason of such conversion.

----------
**** Confidential treatment is being requested for these portions of this Agreement.

     2.4 Excluded Assets. Buyer Parents, Coastal and Seller agree that, on or prior to the Closing Date, CSEC will (i) transfer to Seller the assets listed or described in Section 3.1(a)(iii) (the "Excluded Assets") and owned by it, together with all liabilities associated therewith, and Buyers will not acquire any interest in the Excluded Assets, and (ii) adopt a plan of liquidation which encompasses the transfer of such Excluded Assets pursuant to the deemed Code
Section 332 liquidation of the Companies in connection with the Mergers. Notwithstanding any other provision of this Agreement, no representation, warranty or covenant of Coastal or Seller will be deemed to be breached, and no purchase price adjustment will be made, by reason of the transfers contemplated by this Section 2.4 or by reason of any facts relating to the Excluded Assets, and the terms CSEC Subsidiaries and Companies shall not include the corporations mentioned in Section 3.1(a)(iii) (the "Excluded Corporations").

     2.5 Transfer Taxes. Buyers shall be solely liable for all applicable sales, transfer, real property transfer, recording, stock transfer and other similar Taxes, if any ("Transfer Taxes"), that may be imposed upon, or payable, collectible or incurred in connection with, (a) actions required to be taken pursuant to Section 3.1, other than Section 3.1(a)(iii) or (iv) the Mergers or transfer of the LLC Interests to Buyers. Buyers agree jointly and severally to indemnify, defend and hold harmless Seller for all such Transfer Taxes. Seller shall be solely liable for all applicable Transfer Taxes, if any, that may be imposed upon, or payable, collectible or incurred in connection with, the actions required to be taken in Section 3.1(a)(iii) or (iv). Seller agrees to indemnify, defend, and hold harmless Buyers for all such Transfer Taxes.


                                   ARTICLE III
                                     Closing


     3.1   Pre-Closing Actions.

           (a) Prior to the Closing, Coastal and Seller shall take, or cause to be taken, the following actions (and all other actions required by the LLC Agreement described in Section 3.1(a)(ii) below) in the following order or (except with respect to subdivisions (iii) or (iv)) as reasonably directed by Buyer Parents:

                (i)    CSEC will adopt a plan of liquidation.

                (ii) Seller and Coastal Sub shall form the LLC, a Delaware limited liability company, with Seller acquiring a 1% member interest and Coastal Sub acquiring a 99% member interest, and execute an LLC agreement substantially in the form attached hereto as Exhibit G (the "LLC Agreement").

                (iii) CSEC shall convey, assign and transfer to Seller, without consideration, (x) all of the issued and outstanding shares of capital stock of each of the following wholly owned subsidiaries of CSEC: (a) Cravat Coal Export Company, Inc., (b) McCoy Caney Coal Company and (c) Unique Mining Systems, Inc.,
(y) all of its rights arising out of or relating to the proceedings described in
Section 3.1(a)(iii) of the Disclosure Schedule, subject to Coastal's obligation to indemnify Buyer Indemnitees against any Loss arising from such proceedings, and (z) the capital stock of Fox River Dock Company, Inc. set forth in Section 3.1(a)(vi) of the Disclosure Schedule.

                (iv) Coastal shall cause to be conveyed, assigned and transferred to Seller, and Seller shall cause to be conveyed, assigned and transferred to CSEC without consideration, the personal property described in
Section 3.1(a)(iv) of the Disclosure Schedule. No purchase price adjustment will be made by reason of the transfers contemplated by this Section 3.1(a)(iv).

                (v) Coastal shall terminate or cause to be terminated, without consideration to Coastal, its Affiliates, CSEC, the CSEC Subsidiaries or the LLC, other than as may be payable pursuant to such contracts and arrangements for periods prior to the Pricing Date, the contracts and arrangements to which the Companies are a party set forth in Section 3.1(a)(v) of the Disclosure Schedule. No purchase price adjustment will be made by reason of the terminations contemplated by this Section 3.1(a)(v).

                (vi)   Intentionally omitted.

                (vii) Seller and Coastal Sub shall cause the LLC to be qualified to do business in each state in which the Companies are so qualified.

           (b) On the Closing Date, but immediately prior to the Closing, Coastal and Seller shall take, or cause to be taken, the following actions in the order indicated or as reasonably directed by Buyer Parents:

                (i)    Soldier  Creek   Coal   Company  will  adopt  a  plan  of
liquidation and merge with and into Sage Point Coal Company.

                (ii) Sage Point Coal Company will adopt a plan of liquidation and merge with and into CSEC.

                (iii)  Coastal   Development   Company  will  adopt  a  plan  of
liquidation and merge with and into CSEC.

                (iv)   Southern   Utah   Fuel  Company  will  adopt  a  plan  of
liquidation and merge with and into CSEC.

                (v) Utah Fuel Company will adopt a plan of liquidation and merge with and into CSEC.

                (vi) Skyline Coal Company will adopt a plan of liquidation and merge with and into CSEC.

                (vii) CSEC will merge with and into the LLC, with Seller receiving member interests in the LLC on account thereof.

From and after the completion of the foregoing transactions, all references in Sections 2.2, 2.3, 2.4, 6.1 and 6.2 to the Companies shall be deemed to be references to the LLC.

     3.2 Closing Date. The closing ("Closing") of the purchase and sale of the LLC Interests contemplated hereby shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, at 10:00 A.M., New York City time, on the later of (i) sixty (60) days after the date hereof, or
(ii) the third business day after the fulfillment or waiver of all other conditions precedent to the respective obligations of Buyers, Coastal and Seller under this Agreement, or at such other place or time as the parties may mutually agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

     3.3 Seller Deliveries. Seller and Coastal Sub shall deliver, or cause to be delivered, to Buyers at the Closing the following:

           (a) duly executed assignment documents representing all of the LLC Interests in form and substance reasonably acceptable to Buyers;

           (b) all minute books, stock records, corporate seals and corporate books and records of the Companies and the LLC;

           (c) copies, certified as of the Closing Date by the respective Secretaries or Assistant Secretaries of Coastal, Coastal Sub, Seller and the Companies, of the resolution(s) duly adopted by their respective Boards of Directors, authorizing the transactions contemplated by this Agreement;

           (d) current short form certificates of existence and/or good standing for Coastal, Seller, Coastal Sub, the LLC and each Company in their respective jurisdictions of incorporation or formation, as issued by the Secretary of State or other appropriate authority of such jurisdictions, and comparable certificates of qualification and good standing for each Company and the LLC in all jurisdictions where such entity is qualified to do business;

           (e) the opinions of counsel to Coastal, Seller and Coastal Sub required by Section 12.1(d);

           (f) copies of the certificates or articles of incorporation of each Company, each certified as of a recent date by the Secretary of State or other appropriate authority of the jurisdiction in which such Company is incorporated;

           (g) copies of the bylaws of each Company as in effect on the Closing Date, certified as of the Closing Date by its Secretary or Assistant Secretary and an original executed copy of the LLC Agreement, certified as of the Closing Date by the Secretary or Assistant Secretary of each of its members;

           (h) copy of the Certificate of Formation of the LLC, certified as of a recent date by the Delaware Secretary of State;

           (i) certificates of the respective Secretaries or Assistant Secretaries of Coastal, Coastal Sub and Seller, certifying as of the Closing Date as to the incumbency and signatures of the respective officers of Coastal and Seller authorized to sign this Agreement and as to the incumbency and signatures of the respective officers of Coastal, Coastal Sub and Seller authorized to sign the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

           (j) a certificate dated the Closing Date, in form satisfactory to Buyers, of the President or a Vice President of each of Coastal and Seller stating that the representations and warranties of Coastal or Seller, as applicable, set forth herein remain true and correct in all material respects at and as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date) and that all terms, covenants and conditions to be complied with and performed by Coastal, Seller and Coastal Sub, as applicable, on or prior to the Closing Date have been complied with or performed in all material respects;

           (k)  a certification as to each of Seller's and Coastal Sub's status
as  a  non-foreign  corporation   in   the   form   provided   by   Treas.  Reg.
ss.1.1445-2(b)(2);

           (l) certificates, as issued by the Delaware Secretary of State, evidencing the completion of each of the Mergers and liquidations effected pursuant to Section 3.1; and

           (m)  the resignations of any officers of the LLC required pursuant to
Section 12.1(f).

     3.4 Buyer Deliveries. Buyers shall deliver to Seller and/or Coastal Sub, as applicable, at the Closing the following:

           (a) the Purchase Price in the manner and amount specified in Section 2.2;

            (b) a copy or copies, certified as of the Closing Date by the Secretary or Assistant Secretary of each Buyer, of the resolution(s) duly adopted by its Board of Directors, authorizing the transactions contemplated by this Agreement, redacted to omit confidential information, together with a certificate of the Secretary or Assistant Secretary that such resolution authorizes the transactions contemplated by this Agreement;

           (c) a current short form certificate of existence and/or good standing for each Buyer in its jurisdiction of incorporation, as issued by the Secretary of State or other appropriate authority of such jurisdiction;

           (d)  the opinions of counsel to Buyers required by Section 12.2(d);

           (e) a certificate of the Secretary or Assistant Secretary of each Buyer Parent and Buyer, certifying as of the Closing Date as to the incumbency and signatures of the officers of such Buyer Parent authorized to sign this Agreement and as to the incumbency and signatures of the officers of such Buyer Parent or Buyer authorized to sign the other documents to be delivered hereunder, together with evidence of the incumbency of such Secretary or Assistant Secretary;

           (f) a certificate dated the Closing Date, in form satisfactory to Seller, of the President or a Vice President of each Buyer Parent stating that the representations and warranties of such Buyer Parent set forth herein remain true and correct in all material respects at and as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date) and that all terms, covenants and conditions to be complied with and performed by such Buyer Parent and its subsidiary Buyer on or prior to the Closing Date have been complied with or performed in all material respects;

           (g) a copy of the certificate of incorporation of each Buyer, certified as of a recent date by the Secretary of State or other appropriate official of the jurisdiction of incorporation of such Buyer; and

           (h)  a  copy  of  the   bylaws  of  each  Buyer  as in  effect on the
Closing Date, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Buyer.

     3.5 Simultaneous Transactions. All of the transactions and deliveries identified in Sections 3.3 and 3.4 shall be deemed to occur simultaneously on the Closing Date, and no one transaction shall be deemed completed until all are completed.


                                   ARTICLE IV
              Representations and Warranties of Coastal and Seller

     Coastal and Seller jointly and severally represent and warrant to, and agree with, Buyers, with respect to themselves and, as of the Closing Date only, with respect to Coastal Sub and the LLC as well, as follows:


     4.1 Organization and Good Standing. Each of Coastal, Coastal Sub and Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, the LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, and each such corporation is duly qualified to do business in every jurisdiction where the character of its businesses or nature of its properties makes such qualification necessary, except to the extent that any failure to be so qualified would not have a Material Adverse Effect on such corporation. Each of Coastal, Coastal Sub and Seller has all requisite corporate power and authority to conduct its business as presently being conducted.

     4.2 Authority. Each of Coastal and Seller has full corporate power and authority to enter into this Agreement and each of Coastal, Coastal Sub and Seller has full corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Coastal and Seller and the performance by each of Coastal, Coastal Sub, the Seller and LLC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Coastal, Coastal Sub and Seller. This Agreement has been duly executed and delivered by each of Coastal and Seller and constitutes a valid and binding obligation of each of Coastal and Seller, enforceable against each of Coastal and Seller in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     4.3 No Violations. The execution and delivery of this Agreement by each of Coastal and Seller does not, and the consummation of the transactions contemplated hereby will not, (i) violate any of the provisions of the certificate or articles of incorporation or bylaws of Coastal, Seller, Coastal Sub or any Company; (ii) result in the breach of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, any Material Contract to which Coastal, Seller, Coastal Sub, or any Company is a party or by which any of their respective properties or assets (whether owned or leased) are bound; (iii) violate in any material respect any statute, rule, regulation, ordinance, code or other law, order, judgment, writ, injunction, decree or award applicable to Coastal, Seller, Coastal Sub, or any Company or their respective properties or assets (whether owned or leased); (iv) constitute an event which, with notice, lapse of time or both, would result in any such violation, breach or default; or (v) result in the creation or imposition of any security interest, pledge, claim, lien, charge, encumbrance, or other right or interest of any other Person against the LLC Interests or any of the assets or properties (whether owned or leased) of any of the Companies.

     4.4 Approvals, Consents and Other Actions. Except (i) with respect to any required filings under the HSR Act, or (ii) with respect to any consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign, or any third party necessitated by the transactions described in Section 3.1 of this Agreement and except as set forth in Sections 4.21 and 4.28 of this Agreement or in Section 4.4 of the Disclosure Schedule, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign, or any third party is required to be made or obtained by or with respect to any of Coastal, Seller, Coastal Sub, or the Companies in connection with the execution, delivery and performance of this Agreement by any of Coastal, Seller, Coastal Sub, as applicable, or the consummation of the transactions contemplated hereby.

     4.5 Organization and Good Standing of the Companies. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdictions are listed in Section
4.5 of the Disclosure Schedule, and is duly qualified to do business in every jurisdiction where the character of its businesses or nature of its properties makes such qualification necessary, which jurisdictions are listed in Section
4.5 of the Disclosure Schedule, except to the extent that any failure to be so qualified would not have a Material Adverse Effect on such Company. Section 4.5 of the Disclosure Schedule lists all names under which each of the Companies conducts business or is qualified or registered to conduct business, or under which it has conducted business within the last five years. Each Company has all requisite corporate power and authority to own and lease its assets and to conduct its business as presently being conducted. Seller has delivered to Buyers true and correct copies of the charter documents of each of the Companies.

     4.6 Title to the Shares and LLC Interests. Seller holds of record and owns beneficially the CSEC Shares free and clear of any security interests, pledges, claims, liens, charges, encumbrances or other rights or interests of any other Person. As of the Closing Date, Seller and Coastal Sub will hold of record and own beneficially, the LLC Interests and, upon delivery to Buyers at the Closing of documents evidencing the assignment of the LLC Interests, duly executed by Seller and Coastal Sub for transfer to Buyers, and appropriate documentation of the assignment of the LLC Interests as provided in the LLC Agreement, against payment of the Purchase Price therefor and satisfaction or waiver of Seller's other conditions of closing, Seller and Coastal Sub will transfer to Buyers the LLC Interests free and clear of any security interests, pledges, claims, liens, charges, encumbrances or other rights or interests of any other Person. Upon such transfer, Buyers will be vested with full right and title to the LLC Interests and all incidents of ownership thereof. Neither the CSEC Shares nor the LLC Interests are subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents of ownership thereof (other than any such proxies, voting agreements or other restrictions which may exist between the Buyers or Buyer Parents).

     4.7 Capitalization. The authorized capital stock of CSEC consists of 200 shares of common stock, par value $5.00 per share, all of which are outstanding and are validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights of others. The authorized capital stock, par value per share and the number of issued and outstanding shares of capital stock of each of the CSEC Subsidiaries is set forth in Section 4.7 of the Disclosure Schedule. CSEC holds of record and owns beneficially all of the outstanding shares of capital stock of the CSEC Subsidiaries (except that the outstanding shares of capital stock of Soldier Creek Coal Company are owned of record and beneficially by Sage Point Coal Company) free and clear of all security interests, pledges, claims, liens, charges, encumbrances or other rights or interests of any other Person, and all of such shares are validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights of others and not subject to, or bound or affected by, any proxies, voting agreements, or other restrictions or the incidents of ownership thereof. None of the Companies has any authorized or outstanding subscriptions, options or other agreements or commitments obligating it to purchase or issue shares of its capital stock. Immediately prior to the Closing, the LLC Interests owned by Seller and Coastal Sub will constitute 100% of the ownership interests of the LLC, and will be owned 99% by Seller and 1% by Coastal Sub. As of the Closing Date, the LLC will not have any outstanding subscriptions, options, convertible securities, warrants, calls, or other agreements or commitments obligating it to issue additional member interests or any other interest in the LLC whatsoever. As of the Closing Date, neither Seller nor Coastal Sub shall have any granted or have outstanding any subscriptions, options, convertible securities, warrants, calls, or other agreements or commitments obligating it to purchase or issue equity interests in the LLC.

     4.8   Financial  Statements.  Attached   hereto  as  Section  4.8  of  the
Disclosure Schedule are (i) the audited combined balance sheet of the Companies and the Excluded Corporations as of December 31, 1995 and the related audited combined statements of operations and cash flows of the Companies and the Excluded Corporations for the year ended December 31, 1995 (the "Audited Financial Statements") and (ii) the unaudited pro forma combined balance sheet of the Companies as of the Pricing Date (which pro forma balance sheet reflects the closing to "Investments by Parents" of all Intercompany Balances existing as of the Pricing Date and assumes that all transactions described in Section 3.1(a) had occurred as of such date) (the "Pricing Date Balance Sheet") and the related unaudited pro forma combined statements of operations and cash flows of the Companies for the six-month period ended the Pricing Date (which pro forma statements assume that all transactions described in Section 3.1(a) had occurred as of January 1, 1996) (the "Unaudited Financial Statements"). The Audited Financial Statements have been prepared in accordance with GAAP and the Unaudited Financial Statements have been, and the Statement will be, prepared in accordance with GAAP (except that (i) intercompany accounts with affiliates have been included in "Investment by Parents" and (ii) the information does not constitute full disclosure required by GAAP), in each case as applied on a consistent basis during the periods indicated (except as otherwise stated in this Section 4.8 or as set forth in Section 4.8 of the Disclosure Schedule), and do and will fairly present (subject, in the case of the Unaudited Financial Statements, to audit adjustments) the combined financial position of the Companies and, in the case of the Audited Financial Statements, the Excluded Corporations as of the dates thereof and the combined results of their operations and cash flows for the periods then ended. The assets and liabilities and items of income and expense on the Audited Financial Statements and the Unaudited Financial Statements are, and on the Statement will be, bona fide, and none were or will be acquired, earned or incurred pursuant to any agreement or other transaction entered into, amended, or terminated in anticipation of the transactions contemplated by this Agreement (except with respect to the transactions contemplated by Section 3.1(a)(iii-v)).

     4.9 Absence of Certain Changes. Except as set forth in Section 4.9 of the Disclosure Schedule or as otherwise contemplated by Section 2.2(b) or
Section 3.1 of this Agreement, since the date of the Pricing Date Balance Sheet, none of the Companies has:

           (a) experienced or suffered any event or occurrence which would constitute, or reasonably be expected to cause, a Material Adverse Effect on such Company, other than as a result of general economic conditions or other conditions affecting the industry in which the Companies operate, including, but not limited to, fluctuations in coal prices and legislative or regulatory conditions;

           (b) issued, sold, purchased, acquired or redeemed any of its capital stock, bonds, debentures, notes or other securities, or issued, sold or granted any options, warrants or other rights to acquire any thereof or any security convertible into any thereof, or merged or consolidated with any other Person, or acquired securities or other equity interests in any other Person;

           (c) declared or made any payment of dividends or distributions of any assets of any kind in respect of its capital stock;

           (d) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any of its assets, properties or rights other than (i) cash used to pay obligations incurred in the ordinary course of business, (ii) inventory sold, and receivables converted into cash, in the ordinary course of business, (iii) property, plant and equipment having an aggregate fair market value (determined in good faith) of less than $5,000,000,
(iv) worn out or obsolete equipment having an aggregate fair market value (determined in good faith) of less than $2,000,000 and (v) other assets disposed of in the ordinary course of business;

           (e) made any capital expenditures, other than maintenance capital expenditures made in the ordinary course of business, which, in the aggregate, exceed (i) $5,000,000 for the period from the Pricing Date through the earlier to occur of the Closing Date and December 31, 1996 or (ii) if the Closing Date has not occurred by December 31, 1996, $10,000,000 on and after January 1, 1997;

           (f) created or permitted the attachment of any security interest, pledge, claim, lien, charge, encumbrance, or other rights or interests of any other Person against any of the assets or properties owned or leased by it, except those for Taxes not currently due and payable and, with respect to real property, easements and restrictions of record that do not render title thereto unmerchantable and could not interfere with the use thereof by such Company for the purposes for which currently used by such Company;

           (g) waived, released, discharged, transferred, or cancelled any rights or claims except in the ordinary course of business;

           (h) prepaid any liabilities or obligations except in the ordinary course of business;

           (i) incurred, assumed, or guaranteed any indebtedness or liability for or in respect of borrowed money;

           (j) paid any money to any of Coastal, Seller, or any Affiliate of Coastal or Seller (other than a Company), or incurred any charges by any of Coastal, Seller, or any Affiliate of Coastal or Seller (other than a Company), or entered into any other transaction between the Company, on one hand, and any of Coastal, Seller, or any Affiliate of Coastal or Seller (other than a Company), on the other hand, except as set forth in Section 4.9(j) of the Disclosure Schedule, or as permitted by Section 2.2(b) or as Buyers shall have approved in writing;

           (k) paid any bonus, profit sharing, pension, or similar payment or arrangement or special compensation to any employee of such Company, except in the ordinary course of the administration of the Plans; increased the compensation payable or to become payable to any employee of such Company except in the ordinary course of business; materially modified, terminated, or renewed any of the Plans or any Material Contract or entered into any new employee benefit arrangements or plans;

           (l) made any charitable donations of cash or other assets except in the ordinary course of business;

           (m) entered into any agreement or commitment to take or do any of the actions described in clauses (b) through (l) of this Section 4.9; or

          (n) operated its business in any material respect other than in compliance with the Business Plan, except as to which noncompliance Buyers have agreed in writing.

     4.10  No Subsidiaries.  All  securities  of  and  other  interests  in  Los
Angeles Export Terminal, Inc. ("LAXT") which are held by Coastal or its Affiliates are and as of the Closing Date will be owned by one or more of the Companies. Except for the CSEC Subsidiaries, the Excluded Corporations, 856,427 shares of common stock of LAXT and as otherwise set forth in Section 4.10 of the Disclosure Schedule, none of the Companies owns or holds rights to acquire any capital stock of, or other equity interest in, any corporation, partnership or other Person.

     4.11 Real Property. Section 4.11 of the Disclosure Schedule sets forth a list of (i) each parcel of real property owned or leased, whether as lessor or lessee, by each of the Companies and (ii) each lease, sublease, easement, license or other agreement under which any Company is or will be a lessor, lessee, licensor, licensee, grantor, grantee or other party with respect to any real property or interest therein. Except as set forth in Section 4.11 of the Disclosure Schedule, (i) each of the Companies owns the real property described in Section 4.11 of the Disclosure Schedule as owned by it in fee, free and clear of all liens, encumbrances, equities, claims, covenants, conditions, defects, reservations, restrictions, easements, rights of way and other agreements, except for (a) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (b) liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen and materialmen and construction or similar liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (c) liens to be released at or prior to the Closing, (d) rights reserved to or vested in any federal, state or local governmental body, authority or agency to control or regulate any such real property interests in any manner, and all laws, rules, regulations, ordinances and orders of any such body, authority or agency, which rights do not materially and adversely affect the present or currently intended use of such real property
(e) easements, reservations, rights-of-way, restrictions, covenants, conditions and other similar encumbrances, whether of record or apparent on the premises, including, but not limited to, road, highway, pipeline, railroad and utility easements and defects in the chain of title which individually or in the aggregate do not materially and adversely affect the present or currently intended use of such real property and (f) minor defects and irregularities in title or encumbrances which are not substantial in character, amount or extent and which do not materially and adversely affect the value of, or interfere with the use of, the properties subject thereto or affected thereby, (ii) each of the leases, subleases, easements, licenses and agreements described in Section 4.11 of the Disclosure Schedule is a valid, binding, enforceable agreement of each of the Companies party thereto, and is in full force and effect, and each of the Companies has performed in all material respects all covenants and obligations required to be performed by it under each such lease, sublease, easement, license and agreement and there exists no material default or event which, with notice, lapse of time or both, would constitute a material default by such Company, or, to the knowledge of Coastal or Seller, by the other party thereto, and (iii) none of Coastal, Seller or any Company has received as of the date of this Agreement any notice that a lessor, grantor or licensor under any such lease, sublease, easement, license or agreement intends to cancel or terminate any such lease, easement, sublease, license or agreement. All of the improvements (including leasehold improvements) and premises of each parcel of real property owned or leased by any of the Companies are in good condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which currently used by the Companies or lessees or sublessees of the Companies. To the knowledge of Coastal and Seller, the current use and occupancy of each such parcel (a) are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders, and regulations of any governmental authority or instrumentality, domestic or foreign, and do not constitute nonconforming uses under any of the foregoing respecting zoning, and (b) are in compliance in all material respects with private covenants and restrictions.

     4.12 Absence of Undisclosed Liabilities. Except (i) as reflected and reserved against on the Pricing Date Balance Sheet or (ii) set forth on Sections
4.12 and 4.18 of the Disclosure Schedule or (iii) as incurred since the date of the Pricing Date Balance Sheet in the ordinary course of business consistent with past practice and in accordance with this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding and none of which individually or in the aggregate could have a Material Adverse Effect on such Company), none of the Companies has any liabilities, whether accrued, absolute, contingent or otherwise and whether due or to become due.

     4.13 Buildings, Structures and Tangible Personal Property. Section 4.13 of the Disclosure Schedule lists all principal buildings, structures and improvements thereon and all items of machinery, equipment and other tangible personal property (i) owned on the date of the Pricing Date Balance Sheet by any of the Companies with an individual net book value in excess of $100,000 or
(ii) leased on the date of the Pricing Date Balance Sheet by any of the Companies where the annual lease payments for any such individual item exceeded $25,000. Except as otherwise set forth in Section 4.13 of the Disclosure Schedule, all items of machinery, equipment and other tangible personal property owned by the Companies are in good operating condition, ordinary wear and tear and routine maintenance requirements excepted, taking into account the age of such item, and comprise all material tangible personal property necessary to conduct the business of the Companies as currently conducted. The Companies have good, indefeasible and marketable title to all such items of machinery, equipment, and other tangible personal property which is listed on Section 4.13 of the Disclosure Schedule as being owned by them.

     4.14 Material Contracts. Section 4.14 of the Disclosure Schedule lists all Material Contracts existing as of the date of this Agreement. For purposes of this Agreement, a "Material Contract" shall include any material contract, agreement, commitment or other instrument, including but not limited to the following: (a) any agreement granting any Person, or otherwise evidencing, a security interest, pledge, claim, lien, charge, encumbrance, or other right or interest on or against any properties or assets owned or leased by any of the Companies; (b) joint venture or partnership agreements between any of the Companies and any other Person; (c) any agreement concerning the sale or supply of coal, (d) any lease for real property, (e) agreements limiting the freedom of any of the Companies or, or any of their respective officers or directors to engage in or to compete in any activity, or to use or disclose any information in its possession; (f) any other agreement to which any of the Companies is a party or by which it or the assets or properties owned or leased by it are bound or affected that are not set forth in other Sections of the Disclosure Schedule and which individually contemplate payments to or by any of the Companies exceeding $25,000 in any twelve-month period, or which in the aggregate contemplate payments to or by any of the Companies exceeding $100,000 in any twelve-month period. A true and correct copy of each contract, agreement and document evidencing any commitment required to be set forth in Section 4.14 of the Disclosure Schedule has been delivered (or, where so noted in Section 4.14 of the Disclosure Schedule, made available) to Buyers by Coastal and Seller. Except as disclosed in Section 4.14 of the Disclosure Schedule, each such contract, agreement and document is in full force and effect and there is not, under any such contract, agreement or document, any existing material breach or material default (or event or condition which, after notice, lapse of time or both, would constitute a material breach or material default) by any Company or, to the knowledge of Coastal and Seller, by any other party thereto.

     4.15 Insurance Policies. Section 4.15 of the Disclosure Schedule lists all policies of insurance (including self-insurance) which are in effect, including amounts thereof, in which any Company is named as the insured party or has a beneficial interest or for which any Company has paid any premiums. Such policies are in full force and effect and all premiums due have been paid. All tangible personal and real property owned or leased by each of the Companies is insured by responsible companies or is adequately self-insured against casualty and other losses customarily obtained with respect to comparable properties and assets by businesses in the region in which such tangible personal and real property is located, in amounts and coverages which are reasonable and customary in light of existing circumstances. Each of the Companies carries public liability insurance and workers' compensation insurance in reasonable amounts, taking into account any self insurance and participation in state insurance funds, for its activities as currently conducted and in accordance with applicable statutes, laws, ordinances, rules, orders, and regulations of any governmental authority or instrumentality, domestic or foreign. There are no outstanding or unsatisfied requirements by any insurance company that has issued a policy with respect to any of the Companies or any of the assets or properties owned or leased by the Companies. There exist no disputes between any of the Companies and any underwriters of the Companies' insurance policies. There are no pending or, to the knowledge of Coastal and Seller, threatened terminations or premium increases for the current policy period of any of the Companies' insurance policies and Coastal and Seller have no knowledge of any condition or circumstance which could result in such termination or increase. The Companies, the activities of the Companies as currently conducted, and the owned and leased real and tangible personal property owned and leased by the Companies are in compliance with all conditions of the Companies' insurance policies. Until the Closing Date, Coastal and Seller will cause each Company to take all reasonable steps necessary to maintain in full force and effect its presently existing insurance coverage, or insurance comparable to such existing coverage.

     4.16  Taxes.

           (a) All material Tax Returns that (i) include the operations of, or are required to be filed by, the Companies and (ii) are or will be due on or before the Closing Date, have been filed in true and correct form in all material respects on a timely basis (including extensions), or by the Closing Date will have been so filed.

           (b) All Taxes shown to be payable on the Tax Returns referred to in clause (a) above have been or will be timely paid prior to the Closing Date.

           (c) All material Other Taxes of the Companies attributable to periods ending on or prior to the Pricing Date have been paid or have been reflected on the Pricing Date Balance Sheet.

           (d) There is no material dispute or claim concerning any Income Tax liability of any of the Companies either (i) claimed or raised by any authority in writing, or (ii) as to which Coastal or Seller has knowledge.

     For purposes of this Section 4.16, an item shall be regarded as material if it would have a Material Adverse Effect on Coastal's financial position.

     4.17 Licenses, Permits, Etc. Section 4.17 of the Disclosure Schedule lists all of the material licenses, permits (including mining permits and the amount of any bond or other surety for each mining permit), certificates, bonds, consents, rights, approvals and other such authorizations issued or granted to each of the Companies by local, state or federal governmental authorities or agencies. Except as disclosed in such Section 4.17 of the Disclosure Schedule or in Sections 4.21 and 4.28 of this Agreement, all licenses, permits, certificates, bonds, consents, rights and other such authorizations of each

Company are validly held by it, each Company has complied with all requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby, except where noncompliance, suspension, modification or revocation, individually or in the aggregate, would not have a Material Adverse Effect on such Company. Each Company has all licenses, permits, certificates, bonds, consents, rights and other such authorizations from local, state and federal governmental authorities or agencies which are necessary for such Company to own, lease, maintain, and operate its assets or for the conduct of such Company's business, excluding any license, permit, certificate, bond, consent, right or other authorization the failure of which to have, individually or in the aggregate, would not have a Material Adverse Effect on such Company.

     4.18 Litigation. As of the date of this Agreement, no Company is a party to any lawsuit, claim, proceeding or investigation, and, to the knowledge of Coastal and Seller, no lawsuit, claim, proceeding or investigation has been threatened in writing within the last 24 months, by or against such Company or any of its properties, assets, operations or businesses, other than as set forth in Section 4.18 of the Disclosure Schedule. No Company is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its properties, assets, operations or businesses, and all judgments, orders, and decrees currently binding on any of the Companies or their assets or properties are set forth in Section 4.18 to the Disclosure Schedule.

     4.19  Compliance  with  Laws.  Each  Company  is  in  compliance  with  all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, including, without limitation, statutes, laws, ordinances, rules, orders and regulations relating to the protection of human health and safety, except where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on such Company.

     4.20 Labor Matters. No Company is a party or otherwise subject to any collective bargaining agreement with any labor union or association. There are no formal negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or, to the knowledge of Coastal or Seller, threatened against any Company any strikes, work stoppages or labor disputes. Each Company is in compliance with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on such Company.

     4.21  Employee Benefit Plans.

           (a) Section 4.21 of the Disclosure Schedule sets forth a list of all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder ("ERISA"), and any other pension, savings, profit sharing, deferred compensation, golden parachute, material fringe benefit or welfare benefit, stock option, restricted stock or unit, performance share or unit, bonus, severance or sick leave plan covering employees of the Companies (collectively, the "Plans").

           (b) Except as set forth in Section 4.21 of the Disclosure Schedule, with respect to each Plan defined in Subsection 4.21(a), the Companies are in compliance with all applicable provisions of ERISA and the Code. None of the Plans which are employee pension benefit plans, as defined in Section 3(2) of ERISA and that are not multiemployer plans as defined in Section 3(37) of ERISA (each a "Pension Plan"), has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code or Section 302 of ERISA. None of the Companies has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation under Title IV of ERISA other than for annual premiums. Except as set forth in Section 4.21 of the Disclosure Schedule, none of the Companies has engaged in a prohibited transaction that could subject such Company to a tax imposed under Section 4975 of the Code or a civil penalty under
Section 502(i) of ERISA.

           (c) None of the Companies is or has within the preceding five plan years been a party to or contributed to any multiemployer plan, as defined in
Section 4001(a)(3) of ERISA. No event has occurred with respect to any such multiemployer plan that has or can be expected to constitute a withdrawal or partial withdrawal with respect to such plan, as those terms are defined in ERISA.

           (d) Except as set forth in Section 4.21 of the Disclosure Schedule, no Plan provides medical or life insurance benefits beyond termination of service or retirement other than coverage mandated by law.

           (e) Each Pension Plan which is intended to be "qualified," within the meaning of Section 401(a) of the Code, has received a currently effective favorable determination letter from the IRS or such a letter has been applied for and such application is pending and, to the knowledge of Coastal and Seller, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

           (f) With respect to each "group health plan" as defined in Section 5000(b)(1) of the Code, the Companies have operated such plans in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, and the provisions of the Social Security Act, to the extent such requirements are applicable.

           (g) Seller has delivered or made available to Buyer Parents true and complete copies of all documents and summary plan descriptions with respect to any Plan and the IRS Form 5500 filed for the most recent plan year for each Plan.

     4.22  Bank Accounts.  Section  4.22  of  the Disclosure Schedule sets forth
(i) the name of each bank, savings and loan or other financial institution in which any Company has any account or safe deposit box and (ii) the names of all Persons authorized to draw thereon or have access thereto.

     4.23 Transactions with Affiliates. Except as set forth in Section 4.23 of the Disclosure Schedule, none of the Companies is a party to or has any interest in any contract or agreement with any Affiliate, which contract or agreement will continue in effect subsequent to the Closing Date.

     4.24 Employment Terms. Section 4.24 to the Disclosure Schedule sets forth the names and positions of all employees of each of the Companies employed as of the date hereof at an annual salary or equivalent wage of $80,000 or more, together with the current annual salary or wage, amount and date of any salary increase, and approximate bonus and commission payments paid or payable to such person for services rendered during the years ended December 31, 1994 and 1995. Except as set forth in Section 4.24 to the Disclosure Schedule, none of such employees has notified Coastal, Seller or any of the Companies of his or her intention to resign or retire.

     4.25 Books and Records. All of the books, records and accounts of each of the Companies are in all material respects true and complete, are maintained in accordance with good business practice and all applicable laws, accurately present and reflect in all material respects all of the transactions therein described, and are and will be reflected accurately in the Pricing Date Balance Sheet and Statement.

     4.26  Intellectual Property.

           (a) Section 4.26 of the Disclosure Schedule sets forth a true and complete list of all domestic (federal, state or local) and foreign (i) patents and patent applications, (ii) trademark and servicemark registrations, (iii) copyright registrations and applications, (iv) trade names and unregistered trademarks and servicemarks, and (v) material software, computer programs, or technology of any kind (collectively, "Intellectual Property") that are licensed to or owned or used by any of the Companies, and all applications for, or licenses or other rights to use any of the same (collectively, the "Company Intellectual Property"). Except as disclosed in Section 4.26 of the Disclosure
Schedule: (i) the activities of the Companies as currently conducted do not infringe, misappropriate, or otherwise misuse any rights to Intellectual
Property of other Persons; (ii) the validity of the Company Intellectual Property, and the title or other rights thereto of the Companies, have not been questioned in any litigation or similar proceeding to which any of the Companies is a party, nor, to Coastal's or Seller's knowledge, is any such litigation threatened; and (iii) to Coastal's and Seller's knowledge, there is no unauthorized use, infringement, misappropriation or other misuse by other Persons of any Company Intellectual Property.

           (b)  Except as set  forth in Section 4.26 of the Disclosure Schedule:
(i) all patents, patent applications and rights to inventions or other intellectual property heretofore owned or held by any employee or officer of any of the Companies, where required by any legal requirement or agreement to be transferred to any of the Companies, have been duly and effectively so transferred with no restrictions on the subsequent transfer thereof by the Companies; (ii) there has been no act or omission by any of the Companies or by any of its employees, duly authorized attorneys or agents, as the case may be, or any other fact, which makes or will make invalid or unenforceable any of the Company Intellectual Property (by assignment or otherwise), or which negates or will negate the right to the issuance of any of the Company Intellectual

Property; and (iii) all of the patents and trademark and servicemark registrations included in the Company Intellectual Property have been duly issued by the United States Patent and Trademark Office or the corresponding office of another country, as indicated in Section 4.26 of the Disclosure
Schedule, and all copyright registrations included in the Company Intellectual Property have been duly issued by the United States Register of Copyrights or the corresponding office of another country, as indicated in Section 4.26 of the Disclosure Schedule.

     4.27 Certain Interests. Except as set forth in Section 4.27 of the Disclosure Schedule, none of (a) Coastal, Seller or any of its Affiliates, nor
(b) to the knowledge of Coastal and Seller, any executive officer of Coastal, Seller, Coastal Sub or any Company, directly or indirectly is, or owns a greater than 5% interest in, or controls, or is an employee, officer, director or partner of or participant in, or consultant to, any Person which is a competitor, supplier or customer of any of the Companies or a landlord or tenant with respect to any of the assets or properties leased by or to any of the Companies, or has any other type of business or professional relationship with any of the Companies.

     4.28  Environmental.  The  representations and warranties contained in this
Section 4.28 relate solely to and are limited to the properties conveyed which are listed on Section 4.11 of the Disclosure Schedule.

          (a) Except as set forth in Section 4.28 of the Disclosure Schedule, each Company is in compliance with all Environmental Laws (as defined below), except where the failure to comply would not have a Material Adverse Effect on such Company.

           (b)  Except as set forth in Section 4.28 of the Disclosure Schedule,
none of the Companies,  Coastal and  Seller have   knowledge  of an existing or
potential Environmental Claim (as defined below), nor has any Company received any written notification or have knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous Substance (as defined below) generated or transported by such Company.

          (c)  Except as set forth in Section 4.28 of  the  Disclosure Schedule,
(i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on any Company's properties and there have been no releases of any Hazardous Substances from any underground tank or other underground storage receptacle or related piping at any time; and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances by such Company, in each case except where such circumstance or event would not have a Material Adverse Effect on such Company. In addition, to the knowledge of such Company and Coastal or Seller, except as set forth in Section 4.28 of the Disclosure Schedule, there have been no such releases by the Company's corporate predecessors and no such releases on, upon, or into any real property in the vicinity of any of the properties of such Company that, through soil, ground water or air contamination, may have come to be located on the property of such Company.

           (d) Except as set forth in Section 4.28 of the Disclosure Schedule, there has not been issued to any of the Companies, nor is any of the Companies required under any legal requirements, to obtain, any license, permit, authorization or permission relating to the generation, handling, storage, transportation, or disposal of any Hazardous Substances.

           (e) Except as set forth in Section 4.28 of the Disclosure Schedule, there are no polychlorinated biphenyls or friable asbestos located at or on the property of any Company, except where the presence of such material would not have a Material Adverse Effect on such Company.

           (f) No environmental lien has attached to any property to be transferred to Buyers under this Agreement.

           (g) Except as set forth in Section 4.28 of the Disclosure Schedule, all permits, licenses, permissions, and other authorizations relating to the properties owned or leased by any of the Companies which are necessary under applicable Environmental Laws have been obtained and are in full force and effect. Each of the Companies is in compliance with all terms and conditions of such permits, licenses, permissions and authorizations, other than any noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on such Company. Except as set forth in Section 4.28 of the Disclosure Schedule, none of the Companies has received any written notice of, nor does Coastal or Seller have any knowledge of circumstances relating to, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans, including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances from the real properties owned or leased by the Companies, which could interfere with or prevent continued compliance with, or which could give rise to any liability under, any Environmental Law, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substances from or attributable to such owned or leased real property.

           (h)  Definitions:

                (i) For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, district, local, and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent decrees, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), including without limitation (i) laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, materials, wastes, or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Surface Mine Control and Reclamation Act of 1977, and all analogous laws promulgated or issued by any state or other governmental authority.

                (ii) For purposes of this Agreement, "Environmental Claims" shall mean all accusations, allegations, notice of violations, liens, claims, demands, suits, or causes of action for any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only, Environmental Claims include
     (i) violations of or obligations under any contract between such Company and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under any Environmental Laws, (v) a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended or similar provisions of applicable state law, (vi) claims for restitution, contribution, or indemnity, (vii) fines, penalties, or liens of any kind against property,
     (viii) claims for injunctive relief or other orders or notices of violation from federal, state, or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

                (iii) For purposes of this Agreement, "Environmental Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by such Company or its predecessors or successors in interest, agents, representatives, employees, or independent contractors. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned, operated, leased or occupied by such Company.

                (iv) For purposes of this Agreement, "Hazardous Substances" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. ss.6901 et eq.), as amended, and rules and regulations promulgated thereunder, (ii) any "hazardous substance" as defined by the Comprehensive Environmental
     Response, Compensation and Liability Act of 1980 (CERCLA) (42 U.S.C. ss.9601 et seq.), as amended, and rules and regulations promulgated thereunder, (iii) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. ss.2601 et seq.), as amended, and rules and regulations promulgated thereunder, (iv) asbestos, (v) polychlorinated biphenyls, (vi) any substances regulated under the underground storage tanks provisions of Subtitle I of RCRA (42 U.S.C. ss.6991 et seq.), as amended, and rules and regulations promulgated thereunder, (vii) any substance the presence, use, treatment, storage or disposal of which on the real properties owned or leased by the Companies is prohibited by any legal requirements, and (viii) any other substance which by any legal requirement requires special handling, reporting, or notification of any governmental authority in its collection, storage, use, treatment or disposal.

     4.29 Accounts Receivable. Each of the Companies is the true and lawful owner of its accounts receivable and has good and clear title to each account, free and clear of all security interests, pledges, claims, liens, charges, encumbrances, and other rights or interests of any other Person. Each such account is (i) a valid obligation of the account debtor enforceable in accordance with its terms, free and clear of all set-offs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent, and (ii) a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

     4.30  Accuracy  of  Coastal's  and  Seller's   Information.   None  of  the
Descriptive Memorandum, this Agreement, the Disclosure Schedule, or the projected financial information set forth on Exhibit H when taken as a whole, and excluding all forecasts, estimates, or projections contained therein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Coastal and Seller, Coastal and Seller have disclosed to Buyers all material information relating to the Companies and their activities as conducted on the date of this Agreement.

     4.31 Brokers and Consultants. None of Buyers, the LLC, or the Companies shall be liable with respect to any brokerage, finder's or similar consultant's fee or other commission in respect thereof owed to any broker, finder or similar consultant as a result of Coastal's, Seller's or any of their Affiliate's employment or other retainment thereof.

     4.32 Disclaimer of Implied Warranties. BUYERS ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF COASTAL, SELLER OR ANY AFFILIATE, EMPLOYEE OR AGENT OF EITHER OF THEM HAS MADE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE COMPANIES, THEIR RESPECTIVE ASSETS OR LIABILITIES, ANY PORTION THEREOF OR OTHERWISE. COASTAL AND SELLER HEREBY DISCLAIM ANY IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE.

     4.33 LLC Structure. Except with respect to the representations and warranties set forth in Sections 4.1, 4.2, 4.3(v), 4.6, 4.7 and 4.31, no representation or warranty made by Coastal and Seller in this Article IV shall be deemed to apply or extend to any action, or the consequence of any action, taken pursuant to Section 3.1 of this Agreement or necessitated by the transactions contemplated by such Section 3.1 except to the extent such action or consequence would have been taken or resulted if a CSEC Stock Sale had occurred.


                                    ARTICLE V
                 Representations and Warranties of Buyer Parents

     Each Buyer Parent represents and warrants to, and agrees with, Coastal and Seller, with respect to itself and, as of the Closing Date only, with respect to the Buyer which is its subsidiary, as follows:


     5.1 Organization and Good Standing. Each Buyer Parent and each Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and each Buyer is duly qualified to do business in every jurisdiction where the character of its businesses or nature of its properties makes such qualification necessary, except to the extent that any failure to be so qualified would not have a Material Adverse Effect on such Buyer. Each Buyer has all requisite power and authority, corporate or otherwise, to own and lease its assets and to conduct its business as presently being conducted.

     5.2 Authority. Each Buyer Parent has full corporate power and authority to enter into this Agreement and each Buyer Parent and each Buyer has full corporate power and authority to consummate the transactions contemplated hereby. The execution, delivery and performance by each Buyer Parent, and the performance by each Buyer, of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Buyer Parent or Buyer. This Agreement has been duly executed and delivered by each Buyer Parent and constitutes a valid and binding obligation of such Buyer Parent, enforceable against such Buyer Parent in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     5.3 No Violations. The execution and delivery of this Agreement by each Buyer Parent does not, and the consummation of the transactions
contemplated  hereby  will not,  (i)  violate  any of the  provisions  of   the
certificate or articles of incorporation or bylaws of such Buyer Parent or its subsidiary Buyer; (ii) result in the breach of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement or other instrument to which such Buyer Parent or its subsidiary Buyer is a party or by which any of their properties or assets (whether owned or leased) are bound;
(iii) violate any statute, rule, regulation, ordinance, code or other law, order, judgment, writ, injunction, decree or award applicable to such Buyer Parent or its subsidiary Buyer or their properties or assets (whether owned or leased); (iv) constitute an event which, with notice, lapse of time or both, would result in any such violation, breach or default; or (v) result in the creation or imposition of any security interest, pledge, claim, lien, charge, encumbrance, or other right or interest of any other Person against any of the assets or properties (whether owned or leased) of such Buyer Parent or its subsidiary Buyer.

     5.4 Approvals and Consents. Except with respect to the filings required under the HSR Act, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign, or any third party is required to be made or obtained by or with respect to such Buyer Parent or its subsidiary Buyer in connection with the execution, delivery and performance by such Buyer Parent of this Agreement or the consummation of the transactions contemplated hereby.

     5.5 Financing. Such Buyer Parent has the financial capacity to perform all of its obligations under this Agreement and to enable such Buyer Parent's subsidiary Buyer to pay all amounts contemplated by this Agreement, and at the closing its Buyer subsidiary will have available all funds necessary to pay such amounts. Neither Buyer Parent's ability to consummate or cause to be consummated the transactions contemplated hereby is contingent on its ability to complete any public offering or private placement of securities prior to or on the Closing Date.

     5.6 Accredited Investor. Such Buyer Parent and its Buyer subsidiary are each an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
(7) of the Securities Act.

     5.7 Investment Intent. Such Buyer is acquiring the LLC Interests for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States or any state thereof. Such Buyer Parent acknowledges on behalf of its Buyer subsidiary that the LLC Interests have not been registered or qualified under, and are sold in reliance upon an exemption from the registration requirements of, the Securities Act and any applicable state securities or "Blue Sky" laws, and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under the Securities Act and any applicable securities or "Blue Sky" laws of any state or an exemption from such registration is available.

     5.8 Buyer's Inquiry. Subject to Seller's performance of its obligations under Section 6.1(a), and as of the Closing Date only, such Buyer Parent and its representatives have reviewed, or had the opportunity to review, such information from Coastal, Seller and the Companies as they have requested, and have had the opportunity to make inquiry of officials of Coastal, Seller and the

Companies as they deemed appropriate. Such Buyer Parent acknowledges that there are no representations or warranties, expressed or implied, except as expressly set forth in this Agreement.

     5.9 Brokers and Consultants. None of Coastal, Seller, Coastal Sub, or any Company shall be liable with respect to any brokerage, finder's or similar consultant's fee or other commission in respect thereof owed to any broker, finder or similar consultant as a result of such Buyer Parent's, or its subsidiary Buyer's, or its Affiliate's employment or other retainment thereof.

     5.10 Compliance with Acreage Limitations. Immediately after the consummation of the transactions contemplated in this Agreement, Buyers will not themselves, nor in combination with any Person, own holdings of federal coal leases in excess of the limitations set forth in 30 U.S.C. 184 and each Buyer is an entity eligible to hold federal coal leases.

     5.11 Accuracy of Buyer's Information. None of the material written information and documents which have been or will be furnished by such Buyer Parent or its subsidiary Buyer or any representative of the same to Coastal or Seller or any representative of Coastal or Seller in connection with the transactions contemplated by this Agreement, taken as a whole, contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made.

     5.12 LLC Structure. Each Buyer Parent and each Buyer have requested Seller and Coastal Sub to form the LLC and undertake the transactions described in Section 3.1 hereof for the reasons and on the basis set forth in the letter dated September 13, 1996 from the Buyer Parents to Lehman Brothers, Inc. and captioned "Re: Final Proposal - Coastal States Energy Company."


                                   ARTICLE VI
                        Further Agreements of the Parties


     6.1   Access to Information.

          (a) Between the date hereof and the Closing, Seller shall cause the Companies to, (i) during normal business hours and upon reasonable prior notice to Seller, (a) give Buyer Parents and their authorized representatives reasonable access to all employees, outside counsel, accountants and other consultants, offices and properties, and to all books and records, of the Companies as Buyer Parents may from time to time reasonably request and (b) permit Buyer Parents to make such inspections as Buyer Parents may reasonably require, excluding therefrom any right to test or sample, but including any inspection, when accompanied by representatives of Coastal or Seller, of surface or subsurface mining conditions and (ii) furnish Buyer Parents with such detailed financial and operating data and other information with respect to the business and properties of the

Companies as Buyer Parents may from time to time reasonably request, subject to applicable law and to the provisions of this Agreement.

           (b) Prior to the Closing, Buyer Parents shall keep (and shall cause their directors, officers, employees, representatives, advisors and Affiliates to keep) all "Evaluation Material" (as that term is defined in the Confidentiality Agreements, dated May 16, 1996 and May 22, 1996, respectively, between Coastal and each Buyer Parent) confidential; provided, that, Buyer Parents shall comply with paragraph 3 of the Supplemental Confidentiality Agreements, dated July 1, 1996, between Coastal and each Buyer Parent with respect to the "Contracts" (as that term is defined in such Supplemental Confidentiality Agreements). After the Closing, the parties hereto agree to keep the terms and conditions of this Agreement confidential except for such information as may be required to be disclosed in compliance with law, or any governmental or judicial process or such information which is or may become part of the public domain, other than as a result of a breach of this Agreement. In the event of any such disclosure by any party hereto, such party will promptly notify the other parties hereto of such disclosure, whereupon the restriction in the preceding sentence shall lapse.

           (c) Each Buyer Parent agrees that after the Closing it shall cause the LLC to preserve and keep or, at its own expense or at the expense of the LLC, transport to a storage site of its own selection, where it shall preserve and keep, the Tax Records and other records of the Companies and the LLC obtained by such Buyer Parent's subsidiary Buyer or retained by the Companies or the LLC pursuant to this Agreement, including financial or business transaction records, books of original entry or supporting documents, in accordance with such Buyer's record retention practices based on the varying minimum requirements of laws, rules or regulations of federal and state authorities with jurisdiction over the activities of such Buyer's and its subsidiaries' business activities. Notwithstanding the foregoing, such Buyer Parent shall cause the LLC to comply with Section 8.4(c). Within 60 days after the Closing, Coastal and Seller shall provide each Buyer with a list or inventory of the document types and inclusive dates of the records transmitted to such Buyer or retained by the Companies or the LLC. Each Buyer shall make or shall cause the LLC to make such acquired or retained records as are dated up to the Closing Date and included in the inventory provided by Coastal and Seller, including, but not limited to, the general ledger and mining reports, available to Coastal, Seller, and Coastal Sub as may be reasonably requested by Coastal, Seller or Coastal Sub in connection with, among other things, any of Coastal's, Seller's, or Coastal Sub's financial reporting or Tax filing obligations, for the time periods specified in Buyer's retention schedule. For a period of eleven years after the Closing Date, each Buyer shall notify Coastal, Seller and Coastal Sub in writing, on an annual basis, of the document types and, if applicable, inclusive dates of any retained records which it or the LLC intends to destroy during the following one-year period. If Coastal, Seller, or Coastal Sub desires access to such records for a period of time longer than specified in Buyers' annual notices, Coastal, Seller, or Coastal Sub, as the case may be, shall notify each Buyer in writing, not more than 60 days following Coastal's, Seller's, or Coastal Sub's receipt of Buyers' annual notices, of its desire to retain such records, and Buyers shall return, or cause the LLC to return, such records to Coastal, Seller, or Coastal Sub, as the case may be. If none of Coastal, Seller, or Coastal Sub notifies Buyers of its desire to retain records within such 60-day period, Buyers or the LLC may dispose of such records according to prudent records management practices in the ordinary course of Buyers' or the LLC's business. Without limiting the generality of this paragraph
(c) or Section 8.4(c), Buyer Parents acknowledge that Coastal will need to use the records referred to in this paragraph and other Tax Records frequently and for substantial periods of time during the six months following the Closing Date.

           (d) After the date of this Agreement, Coastal and Seller shall keep, and shall cause Coastal Sub (from and after Closing) and the Companies (prior to the Closing) and the respective directors, officers, employees, representatives, advisors and Affiliates of each of them and the Companies to keep, all information relating to the Companies confidential on the same terms and conditions as are binding on Buyer Parents in the Confidentiality Agreements and Supplemental Confidentiality Agreement referred to above, and after the Closing Date, none of Coastal, Seller, or Coastal Sub shall use, for their own purpose any information relating to the Companies except as otherwise expressly permitted herein.

     6.2 Conduct of the Business Pending the Closing. From the date hereof to the Closing Date, except in connection with the transactions contemplated by this Agreement, or as otherwise consented to in writing by Buyers (which consent shall not be unreasonably withheld or delayed),

           (a) Seller shall cause each Company to (i) conduct its business only in the ordinary course, consistent with the past practice of such Company and substantially in accordance with the Business Plan, (ii) keep in full force and effect its corporate existence, (iii) comply in all material respects with all Material Contracts, (iv) use all reasonable efforts to retain its employees and maintain its business relationships with customers and suppliers and others having business relationships with it, (v) maintain all the assets and properties owned or leased by such Company in good condition and repair, ordinary wear and tear excepted, (vi) maintain in full force and effect all insurance policies set forth in Section 4.15 of the Disclosure Schedule or insurance policies with responsible companies, comparable in amount, scope, and coverage thereto, (vii) duly comply in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, (viii) promptly deliver to Buyers true and complete copies of all monthly and quarterly financial statements pertaining to such Company and any reports with respect to the activities of such Company which are prepared by or for Seller or such Company at any time from the date hereof until the Closing Date, and any other similar materials which Buyers may reasonably request, (ix) promptly notify Buyers of any circumstance, event, or action, by any of the Companies, Coastal, Seller, Coastal Sub or otherwise, (a) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or
(b) the existence, occurrence, or taking of which would result in any of the representations and warranties of Coastal or Seller in this Agreement not being true and correct in all material respects immediately thereafter or at Closing, and, with respect to clause (B), Coastal and Seller shall use commercially reasonable efforts to remedy the same, and (x) use commercially reasonable efforts to acquire the "Unelco Tract" and to protect and maintain all federal and state leases relating to the Soldier Creek Mine in accordance with the pending application; and

           (b) Seller shall cause each Company not to (i) enter into any Material Contract not in the ordinary course of business, (ii) amend its certificate or articles of incorporation or bylaws, (iii) make any capital expenditures, other than maintenance capital expenditures made in the ordinary course of business, which, in the aggregate, exceed the amounts specified in
Section 4.9(e), (iv) make any charitable donations of cash or other assets other than in the ordinary course of business, (v) incur, assume, or guarantee any indebtedness or liability for or in respect of borrowed money, (vi) create or permit the creation or attachment of any security interests, pledges, claims, liens, charges, encumbrances, or other rights or interests of any other Person except in the ordinary course of business, (vii) prepay any liabilities or obligations other than in the ordinary course of business and as contemplated in Section 2.2, (viii) issue any equity interests, or merge or consolidate with any other Person, or acquire any of the equity interests, partnership or joint venture interests, or business or any other Person, or (ix) declare, set aside, or pay any dividends or distributions on any of its equity interests, or repurchase, redeem, or otherwise acquire any such equity interests.

           (c) Seller, Coastal and Coastal Sub shall not permit the LLC to engage in any transaction, or take any action, except as provided in Sections 2.3, 3.1, or 6.11.

     6.3   Intentionally deleted.

     6.4 Antitrust Notification. Unless in the opinion of their respective counsel, no such filing is necessary, Coastal, Seller, and Buyer Parents shall, as promptly as practicable, but in no event later than ten business days after the date of this Agreement, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") the notification and report form required for the transactions contemplated hereby pursuant to the HSR Act. Coastal, Seller, and Buyer Parents shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing required to be made under the HSR Act. Coastal, Seller, and Buyer Parents shall use all reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to obtain any clearance required under the HSR Act for the purchase and sale of the LLC Interests. Coastal and/or Seller, on the one hand, and Buyer Parents, on the other, shall each pay one-half of the filing fees assessed against either of them in connection with filings under the HSR Act.

     6.5 Fees and Expenses. Except as otherwise specifically provided in this Agreement, each of Coastal, Seller and Buyer Parents shall bear its own fees and expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by it under this Agreement. All of the reasonable expenses (including legal fees and expenses) of Seller and Coastal Sub in connection with the transactions contemplated by Sections 3.1(a)(i), (ii) and (vii) and 3.1(b) will be paid by Buyers at the Closing (such amount to reflect actual expenses incurred to the Closing Date) and Buyers shall be obligated to pay any further expenses incurred relating thereto invoiced to Buyers thereafter.

     6.6 Publicity. Except as otherwise required by law or applicable stock exchange requirements, none of the parties hereto shall issue any press release or public statement relating to or concerning this Agreement or the matters contained herein, without obtaining the prior approval of the other parties hereto of the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld or delayed.

     6.7 Post-Closing Assistance. From and after the Closing Date, upon the request of any party, each of the other parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement.

     6.8 Guarantees. Coastal and/or one of its Affiliates has guaranteed certain obligations of the Companies, which obligations are set forth in Section
6.8 of the Disclosure Schedule. Buyers agree to cooperate with Coastal and use commercially reasonable efforts to cause the release of each such guarantee, including the substitution of Buyers, Buyer Parents and/or a financially qualified Affiliate of Buyers as guarantor thereunder. Buyer Parents shall indemnify and hold harmless Coastal and such Affiliates for all losses, claims, damages, liabilities and expenses incurred by them under any such guarantee except to the extent that the act, omission or circumstance giving rise to the same constitutes a breach of a representation, warranty or covenant of Seller or Coastal under this Agreement.

     6.9 Name Changes. Buyers will take such actions as are necessary to ensure that the name of the LLC will not include the word "Coastal" and as promptly as practical will remove the word "Coastal" or references to Coastal in its operations including without limitation from any invoices, letterhead, vehicles, buildings, personal property and all other property used by the LLC and its Affiliates. Coastal and Seller shall take such actions are necessary to ensure that the LLC shall have the exclusive right, as against Seller, Coastal and their Affiliates to use the names "Skyline," "Sage Point," "Soldier Creek," "Utah Fuel," "SUFCO "and "Southern Utah Fuel" in connection with its operations, and as promptly as practical will remove such names or references to such names in their operations including without limitation from any invoices, letterhead, vehicles, buildings, personal property and all other property used by Coastal, Seller and their Affiliates.

     6.10 Software. Coastal, Seller and Buyer Parents shall use commercially reasonable efforts to enter into mutually satisfactory arrangements with respect to the use, transfer and/or licensing of computer software owned or licensed by Coastal and used in the Companies' operations. Without limiting the generality of the foregoing, at Buyers' request, Coastal shall use its commercially reasonable efforts to obtain authorization from the vendor(s) of such software for Coastal to use such software to run the LLC's payroll and related functions for up to six months after the Closing Date, and shall use commercially reasonable efforts to permit Buyers to participate in discussions with such vendor(s) with respect thereto. Buyers shall, or shall cause the LLC to, reimburse Coastal for its actual costs in providing any such payroll services and obtaining such authorization.

     6.11 Buyers, Coastal Sub and the LLC to Become Parties to Agreement. Prior to the Closing, this Agreement shall be amended to include as parties hereto each Buyer, the LLC and Coastal Sub, and each of the parties hereto, the Buyers, the LLC and Coastal Sub shall execute an amendment effecting the same.


                                   ARTICLE VII
                         Employees and Employee Benefits


     7.1 Employment of Employees of the Companies. Except with respect to the persons identified on Section 7.1 of the Disclosure Schedule, if any employee of the LLC who was an employee of a Company at the Closing Date is terminated by the LLC during the one-year period following the Closing Date otherwise than for cause, or if such an employee voluntarily terminates employment during such period following a significant reduction in that employee's base rate of pay, then the LLC shall provide severance benefits to such employee in an amount equal to one week of base pay per full or partial year of service (including service with Seller and its Affiliates, the Companies and the LLC) with a minimum of two weeks and a maximum of ten weeks.

     7.2 Retention of Coastal Retirement Plans. As between the parties hereto, Seller or one of its Affiliates shall retain the assets and sponsorship of the Pension Plan for Employees of The Coastal Corporation (the "Coastal Pension Plan"), The Coastal Corporation Employees' Stock Ownership Plan and The Coastal Corporation Thrift Plan (the "Thrift Plan") as applicable to employees or former employees of the CSEC Companies, respectively, and shall retain the obligations for providing any benefits accrued by such employees or former employees under such plans prior to the Closing Date, and, as of the Closing Date, the Companies and the LLC shall cease to be participating employers in such plans.

     7.3   Coastal Pension Plan.  As of the Closing  Date,  participants  in the
Coastal Pension Plan who are employees of the Companies or the LLC, as applicable, shall no longer participate in the Coastal Pension Plan. Buyers shall take such action as may be necessary to provide that all employees of the LLC on or after the Closing Date who have participated in the Coastal Pension Plan shall receive credit under a qualified defined benefit retirement plan of the LLC for eligibility, vesting and benefit accrual purposes for their period of service with the Companies (and their respective predecessors or affiliates) prior to the Closing Date; provided, however, that the benefits provided to such employees under such defined benefit retirement plan shall be reduced by the benefits payable in respect of such employees under the Coastal Pension Plan; provided, further, that in no event shall any such employee be given credit for eligibility, vesting or benefit accrual purposes for any period of service which was not counted for such purpose under the Coastal Pension Plan as of the Closing Date. Buyer Parents understand and agree that the accrued benefits of participants under the Coastal Pension Plan shall not increase following the Closing Date. The recognition of Coastal service for benefit accrual under this
Section 7.3 shall apply only to
employees whose accrued benefit under the Coastal Pension Plan is based on such employees' final average pay.

     7.4 Thrift Plan. As of the Closing Date, participants in the Thrift Plan who are employees of the LLC shall no longer participate in the Thrift Plan. The LLC shall grant service credit for service recognized under the Thrift Plan for purposes of eligibility to participate in a qualified defined contribution retirement plan of the LLC (including eligibility to receive matching contributions or any other benefits, rights or features under such plan) and vesting in any employer contributions under such qualified defined contribution retirement plan. The LLC shall allow employees of the Companies to make direct rollovers under Section 401(a)(31) of the Code of their account balances from the Thrift Plan to a defined contribution plan maintained by Buyers which is qualified under Section 401 of the Code.

     7.5 Other Employee Benefits. Except as set forth in Sections 7.2, 7.3 and 7.4, as of the Closing Date, (i) employees and former employees of the LLC as successor to the Companies (and their respective beneficiaries and dependents) shall no longer participate in any employee benefit plan maintained by Seller or any of its Affiliates and (ii) the LLC shall assume or retain (as applicable) all employee benefit liabilities relating to employees or former employees of the LLC as successor to the Companies (and their respective beneficiaries and dependents). The LLC shall continue to provide the group health coverage currently provided to the employees of the Companies and their dependents (collectively, the "Participants") for a period of not less than one year after the Closing Date, or shall for such period provide comparable group health coverage which shall (i) waive any pre-existing condition limitations on benefits for the Participants, (ii) waive any eligibility waiting periods for the Participants and (iii) give effect, in determining or applying any deductible and maximum out-of-pocket limitations, to claims incurred, amounts paid by or on behalf of and amounts reimbursed to the Participants under the Companies' group health plan during the current calendar year.

     7.6 Continuation of Post-Retirement Welfare Benefits. The LLC shall provide post-retirement welfare benefits under similar terms to those of the Companies'retiree health plan and retiree life insurance plans (in each case, as in effect as of the Closing Date) to (i) retirees of the Companies who are entitled to such benefits as of the Closing Date and (ii) employees of the LLC who retire from service with the LLC within six months of the Closing Date.

     7.7 Flexible Spending Accounts. Seller and Buyer Parents shall cooperate with each other in all reasonable respects to effect an orderly transition for employees of the LLC from the flexible spending account plans in which such employees currently participate to the LLC's applicable flexible spending account plans as appropriate and to the extent permitted by applicable law.

     7.8 Nonqualified Plans. Buyers shall assume or cause the LLC to assume the liabilities and obligations attributable to the employees and former employees of the LLC under the nonqualified deferred compensation and retirement plans identified on Schedule 4.21.

     7.9 Cooperation. Seller and Buyers agree to cooperate with each other in all reasonable respects with respect to administrative issues arising out of this Agreement which relate to the employee benefit plans of Seller, the LLC or any of their respective Affiliates.

     7.10 Black Lung Matters. After the Closing, Buyers shall cause the LLC to pay all liabilities of the Companies under the Federal Mine Safety and Health Act of 1977, as amended, and rules and regulations promulgated thereunder, and applicable federal and state laws for claims for disability or death due to "black lung" or pneumoconiosis, whenever created.


                                  ARTICLE VIII
                                      Taxes


     8.1   Indemnification for Taxes.

           (a) Coastal and Seller shall jointly and severally indemnify and hold harmless Buyers and the LLC from any and all (i) Taxes imposed on Seller's Group for any taxable year; (ii) Income Taxes imposed on any Company or the LLC for any Pre-Closing Period, including any Income Taxes payable by the Companies or the LLC as a result of the Mergers, provided, however, that Coastal and Seller will not be responsible for Income Taxes attributable to any transaction not in the ordinary course of business occurring on the Closing Date after Buyers' purchase of the LLC Interests; (iii) Other Taxes imposed on any Company or the LLC for any Pre-Pricing Period to the extent not reflected on the Pricing Date Balance Sheet and (iv) any Income Taxes for which one or more of the Companies becomes liable by virtue of having been a member of an affiliated group of corporations filing a federal income tax return other than a group the common parent of which is Coastal. None of the foregoing provisions of this
Section 8.1(a) shall (x) relieve the Companies from their obligations under the Tax Sharing Agreement or (y) relieve Buyer Parents and the LLC from their obligations under Sections 2.5 or 8.1(c) hereof.

           (b) Buyer Parents and the LLC shall jointly and severally indemnify and hold harmless Coastal, Seller, and Coastal Sub from any and all (i) Income Taxes imposed on any Company or the LLC (or any successor thereto) for any Post-Closing Period (ii) Income Taxes attributable to the ownership of the LLC Interests (x) with respect to any Post-Closing Period or (y) arising out of any transaction outside the ordinary course of business on the Closing Date, referred to in the proviso to Section 8.1(a)(ii) hereof and (iii) Other Taxes imposed on Seller's Group or the Companies with respect to the operations of the Companies or the LLC attributable to a Post-Pricing Period.

           (c) Buyer Parents and the LLC shall jointly and severally indemnify and hold harmless Coastal, Seller and Coastal Sub from and against Taxes represented by the excess of (x) the aggregate amount of Taxes imposed on the Companies or any member of Seller's Group in connection with the pre-Closing actions taken pursuant to Section 3.1 or the purchase and sale of

LLC Interests as contemplated by this Agreement over (y) the aggregate amount of Taxes that would have been imposed on each member of Seller's Group as a result of a CSEC Stock Sale (any such excess being referred to herein as "Section 8.1(c) Indemnified Tax"). Notwithstanding anything to the contrary herein, Buyer Parents and the LLC shall not be required to indemnify Coastal, Seller or Coastal Sub pursuant to this Section 8.1(c) to the extent that any Section 8.1(c) Indemnified Tax would not have been incurred but for the failure of Coastal or Seller to comply with Section 3.1.

           (d) The amount of any indemnity payment required to be made by an indemnifying party pursuant to this Section 8.1 shall be determined after giving effect to the Present Value Benefit realized or realizable by the Indemnified Party in connection with or as a result of the events giving rise to the Income Tax liability for which the indemnity payment is to be made and the payment of such liability.

           (e) Other Taxes attributable to any Pricing Straddle Period shall be apportioned in the following manner: (i) in the case of any ad valorem Tax on a per day basis in accordance with the number of days in the Pre-Pricing Portion and the number of days in the Post-Pricing Portion and (ii) in the case of any Other Tax not referred to in clause (i), based on a closing of the books at the end of the day on the Pricing Date. Similar principles shall apply in the case of any Other Taxes attributable to a Closing Straddle Period.

           (f) Coastal shall promptly notify Buyer Parents of any Taxes paid which are subject to indemnification by Buyer Parents under Sections 8.1(b) and 8.1(c) hereof, and Buyer Parents shall promptly notify Coastal of any Taxes paid which are subject to indemnification by Coastal and Seller under Section 8.1(a) hereof. Any notification contemplated by this Section 8.1(f) shall include a detailed calculation and a brief explanation of the basis for indemnification hereunder, and, in particular, in the case of a notification regarding Buyer Parents' indemnity obligations under Section 8.1(c) hereof, shall set forth sufficient information to enable Buyer Parents to verify that the amounts claimed to be owed are in excess of the amount of Taxes that would have been imposed on each member of the Seller's Group as a result of a CSEC Stock Sale. Whenever a notification described in this Section 8.1(g) is given, the notified party shall, within 20 days after such notice is given pay the amount requested in such notice to the notifying party, but only to the extent that the notified party agrees with such request. To the extent the notified party disagrees with such request, it shall, within such 20-day period, so notify the notifying party whereupon Coastal and Buyer Parents shall use their commercially reasonable best efforts to resolve any such disagreement. If such disagreement cannot be resolved within 15 days after the second notice, referred to in the preceding sentence, is given, the disagreement shall be resolved in the manner provided in
Section 5.2 of the Tax Sharing Agreement.

     8.2   Tax Returns.

           (a) Coastal and Seller shall cause to be prepared and timely filed all Income Tax Returns of the Companies (including any consolidated, combined or unitary returns that include the Companies) that are due on or prior to the Closing Date (taking into account proper extensions).

Coastal and Seller also shall cause to be prepared and timely filed any consolidated, combined or unitary Income Tax Returns that include the Companies and Coastal, or the Companies and at least one entity other than the Companies that is an Affiliate of Coastal, with respect to any taxable year (including any short taxable year) ending on (and including) or before the Closing Date that have not been filed prior to the Closing Date.

           (b) Coastal and Seller shall cause to be prepared and filed all required state and local Income Tax Returns (including any consolidated, combined or unitary returns that include the Companies) of the Companies (other than those that Coastal or Seller are obligated to file or cause to be filed pursuant to Section 8.2(a)) for any tax period ending on (and including) or prior to the Closing Date, and shall cause all Income Taxes due pursuant to such returns to be paid.

           (c) Buyers shall cause the LLC to file federal and appropriate state Tax Returns for the short year ending on the Closing Date. Buyers may, in their sole discretion, cause the LLC to make a timely election pursuant to Section 754 of the Code (and corresponding provisions of state tax laws) in connection with such Tax Returns. Buyers shall comply with the reporting requirements of Section 6050K of the Code in connection with the transactions contemplated by this Agreement. Buyers shall provide to Seller a copy of all Tax Returns referred to in this Section 8.2(c), and, with respect to any such Tax Return, a Certificate ("Buyer Certificate") signed by an officer of Buyer setting forth the amount of Tax, if any, on such Tax Return at least 60 days prior to the due date (including any extension thereof) for the filing of such Tax Return and Sellers shall have the right to review such Tax Return and Buyer Certificate prior to the filing of such Tax Return. The parties hereto agree to consult and attempt to resolve in good faith any issues arising as a result of such review. Any disputes shall be resolved in the manner provided for dispute resolution in
Section 5.2 of the Tax Sharing Agreement.

           (d) All Income Tax Returns referred to in Section 8.2(b) shall be prepared in a manner consistent with past practice (including any Income Tax elections and methods of accounting), unless a contrary treatment is required by a change in law (or the judicial or administrative interpretation thereof).

           (e) Coastal, Seller and Coastal Sub shall take such actions as are reasonably requested by Buyers and permitted under the Code to cause either of the Buyers to be the tax matters partner (as defined in Section 6231(a)(7) of the Code) of the LLC for the LLC's short year ending on the Closing Date.

     8.3   Tax Refunds.

           (a) Any refunds (inclusive of interest) of Income Taxes attributable to any Pre-Closing Period shall be the property of Coastal, Seller and Coastal Sub.

           (b) Any refunds (inclusive of interest) of Other Taxes attributable to any Post-Pricing Period shall be the property of Buyers.

           (c) Any refunds (inclusive of interest) of Other Taxes attributable to any Pre-Pricing Period shall be the property of Coastal, Seller and Coastal Sub.

           (d) Any refunds (inclusive of interest) of Other Taxes attributable to a period which includes both a Pre-Pricing Period and a Post-Pricing Period shall be allocated between the Pre-Pricing Portion, on one hand, and the Post-Pricing Portion, on the other hand, in a manner consistent with Section 8.1(e).

           (e) The benefit of any net operating loss, net capital loss or other carryover that relates to a Pre-Closing Period shall be the property of Coastal, Seller and Coastal Sub.

           (f) A refund of Taxes includes the application of an amount otherwise refundable as a reduction of amounts owed or to be owed and a payment of a deficiency or shortfall in Taxes includes the application of an amount otherwise receivable from the taxing authority against such deficiency or shortfall.

           (g) Each of Coastal and Seller shall exercise its commercially reasonable best efforts to file for and prosecute any reasonable claims for refunds which are brought to its attention by Buyers and to which Buyer would be entitled, if Coastal or Seller has filed the applicable Tax Return with respect to which such refund claim relates. Each party shall notify the other of any potential refund claims of which it has knowledge and to which the other party would be entitled (with no duty of independent investigation). Each Buyer Parent agrees that it will cooperate fully, and will cause the LLC to cooperate fully, with Coastal and Seller and their counsel in connection therewith.

     8.4   Cooperation.

           (a) Buyer Parents, on the one hand, and Coastal and Seller, on the other hand, shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such Tax Records and assistance as is reasonably necessary for the filing of any Income Tax Return and for the preparation for or conduct of any Tax Proceeding.

          (b) Without limiting the generality of Section 8.4(a), in connection with any Tax Proceeding, each party shall provide the other with full and complete cooperation and information as the requesting party may reasonably request, including, but not limited to, (i) making requested employees available on reasonable prior notice to provide explanations of any documents or information provided hereunder, (ii) signing Tax Returns, claims for refund and other relevant documents, (iii) granting powers of attorney with respect to matters relating to a liability for Taxes, (iv) making available Persons to serve as witnesses under oath regarding matters relating to any Tax liability and (v) providing photocopies (or originals, when requested) of relevant documents. Notwithstanding the foregoing, nothing in this Agreement or in the Tax Sharing Agreement shall require either Coastal or Seller or ARCO, Itochu, Buyers or the LLC to disclose any information relating to Taxes (including consolidated returns and work papers) of any entity; provided, however, that the foregoing limitation shall not apply to the extent necessary to determine the amount of any Section 8.1(c) Indemnified Tax. The parties agree to use their commercially reasonable efforts to ensure that the cooperation requested thereunder is not unduly disruptive to the conduct of the other party's business.

           (c) Coastal, Seller, Buyer, the LLC, the Companies and their Affiliates shall preserve all Tax Records with respect to any taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of all litigation with respect to Taxes for such period. If, in the course of any Tax Proceeding, any party hereto requests from any other party Tax Records normally maintained to support the determination of Tax liabilities, and, with respect to the Companies, required to be maintained as described above or in Section 6.1(c), and such Tax Records were not maintained and, therefore, cannot be produced or are unavailable, and the lack of such Tax Records results in an adverse Tax Proceeding result against the requesting party on the Tax issue to which such Tax Records relate, then the party failing to supply the requested Tax Records shall indemnify the requesting party for additional Taxes relating to the undocumented Tax issue on the same basis as provided in Section 8.1.

     8.5   Tax Contests.

           (a) Each party hereto shall promptly give written notice (with a true, correct and complete copy of the relevant portion or portions of any determination or other documentation provided by any Tax authority) to each other party of any examination, audit, inquiry or proposed or actual assessment by any federal, state, local or foreign taxing authority covering any potential liability for Taxes where a right may exist on the part of one party (the "Indemnified Party") to demand payment from or be indemnified by the other party (the "Indemnifying Party") for such Taxes.

           (b) In case any Tax Proceeding is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled, at its expense, to participate therein and to assume control thereof with counsel selected by it. Subsequent to such assumption of control, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with such Tax Proceeding; provided, however, that the Indemnified Party shall thereafter have the right to participate in such Tax Proceeding and to be represented, solely at its expense, by advisory counsel selected by it, it being understood that the Indemnifying Party shall control such Tax Proceeding and any settlement of such Tax Proceeding; provided, further, that no Tax Proceeding shall be settled without the consent of the Indemnified Party, which consent may not be unreasonably withheld or delayed.

           (c) The Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party in the defense of any such action in the manner provided in Sections 8.4(a) and (b).

           (d) Upon waiver of its right to indemnification with respect to any matter that is the subject of a Tax Proceeding, the Indemnified Party shall assume sole control of the Tax Proceeding relating to such matter, and the Indemnifying Party shall not thereafter have any right to participate in such proceeding or the settlement thereof.

     8.6 Tax Sharing Agreement. Effective as of July 1, 1996, the Companies and the LLC shall enter into a tax sharing agreement with Coastal substantially in the form attached hereto as Exhibit A (the "Tax Sharing Agreement") at the Closing.

     8.7 Time Limitation. The agreements in this Article VIII shall survive until the later of (i) 60 days after the expiration of the applicable statute of limitation (the "Claim Period") or (ii) the conclusion of any litigation that is commenced during the Claim Period; provided, however, that any such time limit shall not apply to bar any claim based on a party's fraud or intentional misrepresentation.


                                   ARTICLE IX
                          Allocation of Purchase Price

     Except as hereinafter provided, the Buyer Parents and Seller agree that they will attempt in good faith to enter into an agreement (the "Allocation Agreement") prior to the filing of the Income Tax Return for the LLC for the short period ending on the Closing Date (the "Short Period LLC Return") concerning the proper allocation (the "Allocation") of the purchase price paid hereunder among the assets of the LLC as of the Closing Date in accordance with the Code. Buyers shall prepare a draft of the Allocation Agreement, which shall be supported by an appraisal obtained at Buyers' sole cost and expense from an independent, nationally-recognized appraisal firm, and shall submit such draft to Seller and Coastal Sub, together with the appraisal report, for review and comment no later than four months before the last date on which the Short Period LLC Return is due (including available extensions). Buyers and Buyer Parents may rely on such appraisal report in filing their Tax Returns. The appraisal report shall provide that Seller and Coastal Sub shall be permitted to rely on the same in filing their Tax Returns with respect to the allocation of the purchase price. The Buyers and Seller and Coastal Sub shall thereupon enter into the Allocation Agreement, unless Seller and Coastal Sub determine in good faith that the Allocation Agreement (or the treatment of one or more material items governed thereby) is unreasonable, and provides the basis for such determination to the Buyers in reasonable detail; provided, however, that Buyers and Buyer Parents may rely on such appraisal report in filing their Tax Returns irrespective of whether the Buyers and Seller and Coastal Sub enter into an Allocation Agreement.



                                   ARTICLE X
                                 Indemnification

     10.1 Buyer's Indemnification. Subject to the limitations and conditions set forth in this Article X, each Buyer Parent shall jointly and severally indemnify and hold harmless, to the fullest extent permitted by law, Coastal, Seller and Coastal Sub and each of their respective officers, directors, employees, agents and Affiliates (collectively, the "Seller Indemnitees") from and against any and all Losses which they or any of them may suffer or incur (other than Taxes, for which indemnification is provided in Article VIII), to the extent arising from:

           (a) any breach or default in performance by such Buyer Parent or Buyer of any covenant or agreement of such Buyer Parent contained in this Agreement;

           (b) any breach of any representation or warranty made by such Buyer Parent or Buyer in this Agreement or in any certificate, instrument or other document delivered by or on behalf of such Buyer Parent or Buyer pur-suant hereto;

           (c) any of the pre-Closing actions, or the consequences of any such actions, taken pursuant to Section 3.1 or the purchase and sale of LLC Interests as contemplated by this Agreement that would not have been suffered or incurred by the Seller Indemnitees if a CSEC Stock Sale had occurred; provided, however, that Buyer Parents shall not be required to indemnify Coastal, Seller or Coastal Sub pursuant to this Section 10.1(c) for Losses arising from any failure by Coastal or Seller to comply with Section 3.1; or

           (d) any Environmental Claim relating to the operation, ownership or lease of the properties described in Section 4.11 of the Disclosure Schedule, but only to the extent that such Environmental Claim is not subject to indemnification by Coastal and Seller under Section 10.2(b) without regard to
Section 10.3.

           Indemnification under this Section 10.1 shall be available regardless of any investigation made at any time before or after the Closing Date by or on behalf of Coastal, Seller, Coastal Sub, or any of their Affiliates or of any information any such party may have in respect thereof.

     10.2 Coastal's and Seller's Indemnification. Subject to the limitations and conditions set forth in this Article X, Coastal and Seller shall jointly and severally indemnify and hold harmless, to the fullest extent permitted by law, the Buyer Parents, each Buyer, the LLC and each of their officers, directors, limited liability company members and managers, employees, agents and Affiliates (collectively, the "Buyer Indemnitees") from and against any and all Losses which they or any of them may suffer or incur (other than Taxes, for which indemnification is provided in Article VIII), to the extent arising from :

           (a) any breach or default in performance by Coastal or Seller of any covenant or agreement of Coastal or Seller contained in this Agreement;

           (b) any breach of any representation or warranty made by Coastal, Seller or Coastal Sub in this Agreement or in any certificate, instrument or other document delivered by or on behalf of Coastal, Seller or Coastal Sub pursuant hereto;

           (c) any Environmental Claim relating to the operation, ownership or lease by any of Coastal, Seller, Coastal Sub or any of their Affiliates at any time before or after the date of this Agreement of any property not described in
Section 4.11 of the Disclosure Schedule;

           (d)****

           (e)****

           (f)****

           (g)****

           **** Indemnification under this Section 10.2 shall be available regardless of any investigation made at any time before or after the Closing Date by or on behalf of either Buyer Parent or either Buyer or of any of their Affiliates or of any information any such party may have in respect thereof.

     10.3  Monetary Limitation.

           (a) Neither Coastal nor Seller, on the one hand, nor the Buyer Parents, on the other hand, shall have any obligation to indemnify any Buyer Indemnitee or Seller Indemnitee, respectively, pursuant to Section 10.2(b) or 10.1(b), respectively, unless and until the aggregate of all Losses suffered or incurred by all Buyer Indemnitees or Seller Indemnitees, as applicable, which would otherwise be subject to indemnification hereunder exceeds $15,000,000, and then only for the excess over $15,000,000. In addition, the aggregate liability of Coastal and Seller to indemnify the Buyer Indemnitees pursuant to this
Article X shall in no event exceed $615,000,000, except with respect to (i) indemnification under Section 10.2(c) and (ii)****

           (b) Whenever any breach, default, or other event which triggers a party's indemnification obligations under Section 10.1(b) or 10.2(b) contains a materiality standard, the dollar amount of the Loss which causes such breach, default, or other event to meet or exceed such materiality standard shall be counted from dollar one in determining whether or not the $15,000,000 threshold set forth in Section 10.3(a) has been met. For example, if the materiality standard for a breach were $400,000 and the Losses from a breach were $500,000, the total Losses of $500,000 would be counted against the $15,000,000 threshold and the $615,000,000 indemnification limit.

---------
**** Confidential treatment is being requested for these portions of this Agreement.

     10.4  Nature and Survival; Time Limits.

           (a) Regardless of any investigation made at any time by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made herein or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and continue in effect until the end of the eighteenth month following the month in which the Closing Date occurs unless specifically provided otherwise herein; provided, however, that the representations and warranties set forth in Section
4.16 shall survive until the end of the applicable statutes of limitations with respect thereto, and the representations and warranties set forth in Section 4.6 shall survive indefinitely; provided, further, that any such time limit shall not apply to bar any claim based on a party's fraud or intentional misrepresentation.

           (b) The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely; provided, however, that, subject to
Section 10.4(a), any claim against any party hereto for indemnification pursuant to this Article X as a result of any breach of representation or warranty made by such party must be brought within the period of time during which such representation or warranty survives the Closing pursuant to Section 10.4(a).

     10.5  Limitation on Remedies.

           (a) The remedies provided in this Article X, subject to the limitations set forth in this Agreement (including, without limitation, Sections 2.5, 6.8 and 11.2 and Article VIII), shall be the exclusive remedies available to a party to this Agreement for any breach or violation of this Agreement by another party hereto; provided, however, that the foregoing shall not limit or deny any claim based upon a party's fraud or intentional misrepresentation.

           (b) No Buyer Indemnitee shall seek or be entitled to, or accept payment of any award or judgment for, consequential damages from an Indemnifying Party with respect to any Indemnified Claim under a Contract Indemnification Section.

           (c) No Indemnified Party shall seek or be entitled to, or accept payment of any award or judgment for, punitive damages from an Indemnifying Party.

     10.6 General Provisions. In the case of any claim for indemnification brought pursuant to this Article X:

           (a) The party entitled to indemnification (the "Indemnified Party") shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party") of any claim for which indemnification is sought pursuant to this Article X ("Indemnified Claim"), in writing and in reasonable detail,**** and accompanied by reasonable supporting documentation, and within any

 ---------
 **** Confidential treatment is being requested for these portions of this Agreement.

applicable time limits specified in this Agreement; provided, however, that the failure of an Indemnified Party to give such notice shall not affect such Indemnified Party's rights to indemnification under this Article X unless the Indemnifying Party was materially prejudiced by such failure.

           (b) The Indemnified Party shall use all reasonable efforts to mitigate any Losses;****

           (c) The Indemnifying Party will be entitled to participate in the prosecution or defense of an Indemnified Claim and, at its option, jointly with any other Indemnifying Party which so elects, elect to assume control of such Indemnified Claim, including without limitation the filing and prosecution, or defense, of any action in connection with such Indemnified Claim. Subsequent to such assumption of control, (i) the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with such Indemnified Claim; and (ii) the Indemnifying Party shall control such Indemnified Claim; provided, however, that the Indemnified Party shall have the right to participate in the prosecution or defense of such Indemnified Claim and to be represented, solely at its expense, by counsel selected by it.****

           (d) The Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party in the investigation, preparation, prosecution or defense of an Indemnified Claim and shall furnish any documents and endeavor to make available any employees under its control.

           (e) The Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, any Indemnified Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that if the defense of any proceeding in respect of an Indemnified Claim has been assumed by an Indemnifying Party, the Indemnified Party shall consent to any settlement, compromise or discharge of such Indemnified Claim which the Indemnifying Party may recommend, so long as such settlement, compromise or discharge by its terms obligates the Indemnifying Party to pay all of the Losses of such Indemnified Party arising from such Indemnified Claim, releases such Indemnified Party from any and all liabilities and obligations it may have in connection with such Indemnified Claim, and does not otherwise adversely affect such Indemnified Party.

           (f) For purposes of this Agreement, "Losses" shall mean any and all losses, damages and liabilities, joint or several (including, without limitation, punitive damages awarded to a third party), and expenses (including, without limitation, attorney fees and other costs of litigation, arbitration and settlement) suffered or incurred by an Indemnified Party in respect of an Indemnified Claim, (i) reduced by the Present Value Benefit realized or realizable by the Indemnified Party in connection with or as a result of the incurrence of such losses, claims, damages, liabilities and expenses, (ii) reduced by any applicable insurance proceeds actually received by the Indemnified Party or which would have been received by the Indemnified Party had the Indemnified

Party timely filed and  prosecuted a claim under an existing  insurance  policy,
(iii)**** and (iv) reduced, in the case of Buyer Indemnitees, by any applicable reserves on the Pricing Date Balance Sheet. If any such reduction is determined after payment by the Indemnifying Party of any amount otherwise required to be paid pursuant to this Article X, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article X had such determination been made at the time of such payment.

           (g)****

           (h)****

     10.7  Cooperation and Communication.

           (a) The parties to this Agreement (i) acknowledge that they are subject to a covenant of good faith and fair dealing with respect to this Agreement and (ii) agree to use commercially reasonable efforts to communicate with and cooperate with each other with respect to any dealings they may have with other parties which could reasonably be expected to affect the obligations of the parties under this Agreement.

           (b)****

           (c)****

     10.8  Power of Attorney; Assignment of Claims in Bankruptcy
Proceedings.****

     10.9  Confidentiality.****

     10.10 Indemnity a Material Inducement. Each of the parties to this Agreement acknowledges, agrees and stipulates that the indemnification provided under this Article X**** constitutes a material inducement for the parties hereto to enter into, and perform their respective obligations under, this Agreement. In addition, each of the parties acknowledges, agrees and stipulates that irreparable harm would occur in the event that any of the provisions of this Article X were not performed in accordance with their specific terms or were otherwise breached and that damages would not be an adequate remedy. It is accordingly agreed that any Indemnified Party, in addition to any other remedy to which such Indemnified Party is entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of such provisions, without the requirement of posting a bond (cash or otherwise) as condition thereto, and to specific enforcement of such provisions, including without limitation orders or mandatory injunctions requiring an Indemnifying Party to specifically perform its obligations under this Article X.****

--------
**** Confidential treatment is being requested for these portions of this Agreement.

                                   ARTICLE XI
                               Insurance Agreement


     11.1 Insurance Coverage. The parties have reached certain agreements relating to insurance that are set forth in Exhibit B attached hereto and incorporated herein for all purposes.

     11.2 Surety Bonds. The Buyer Parents will use their best efforts to replace or cause to be replaced, effective as of the Closing, all of the surety bonds listed in Section 4.17 of the Disclosure Schedule; provided, however, that to the extent that the Buyer Parents are unable to replace such bonds, each surety bond will remain in effect until the earlier of the time when Buyer Parent has obtained replacement surety bonds or 90 days after the Closing Date. If any surety bond shall not have been replaced by the Closing Date, the Buyer Parents shall continue to use commercially reasonable efforts to obtain the replacement of such surety bond. The Buyer Parents shall indemnify and hold harmless Coastal and Seller (or any member of Seller's Group) for any liabilities or costs incurred by them under such surety bond without regard to the limitations set forth in Article X of this Agreement. Should the Buyer Parents be unable to replace any surety bond during such 90-day period following the Closing Date, Coastal and Seller shall refrain from taking action to cancel such surety bond in consideration of Buyer's payment of a penalty accruing on a daily basis pursuant to the following schedule:

           (a) two percent annualized rate on the face value of such surety bond for up to an additional six-month period beyond the initial 90-day period discussed above; and

           (b) three percent annualized rate on the face value of such surety bond following the six-month period discussed in the above subsection 11.2(a).

     11.3 Black Lung Liability. The Buyer Parents have reviewed the reserves and accruals recorded on the financial statements, books and records of the Companies, which reserves and accruals Coastal and Seller have advised Buyer are with respect to liability under the Black Lung Benefits Act of 1972, as amended, the Black Lung Benefits Reform Act of 1977, as amended, and other applicable federal and state black lung acts or laws designed to provide such benefits to employees. Based upon their review, the Buyer Parents acknowledge that, except with respect to any breach of the representation and warranty made by Coastal and Seller in the following sentence of this Section 11.3, any liabilities in respect of black lung shall not form the basis for any assertion of a breach of a representation or warranty contained in this Agreement. Coastal and Seller represent and warrant to the Buyer Parents that, to Coastal's and Seller's knowledge, the present value of the actuarial projected black lung liability of the Companies does not exceed the amount which has been reserved for by the Companies by more than $1,000,000.

                                   ARTICLE XII
                              Conditions to Closing


     12.1 Conditions Precedent to Obligations of Buyer. The obligation of the Buyer Parents to cause the Buyers to purchase and pay for the LLC Interests is subject to the satisfaction (or waiver by the Buyer Parents), prior to or on the Closing Date, of each of the following conditions:

           (a) Representations and Warranties. The representations and war-ranties of Coastal and Seller contained in this Agreement shall be true and correct when made and at and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except for changes or inaccuracies therein that do not individually or in the aggregate reflect a Material Adverse Effect with respect to the Companies taken as a group.

           (b) Covenants. Coastal and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Coastal and Seller prior to or at the Closing.

           (c) HSR Act. Any required waiting period under the HSR Act shall have expired or been terminated, and neither the Antitrust Division nor the FTC shall have indicated its objection to, or its intent to challenge as violative of any federal laws, any of the transactions contemplated by the Agreement.

           (d)  Opinion of Counsel for Coastal and Seller.

                (i) The Buyer Parents shall have received an opinion, dated the Closing Date, of Austin M. O'Toole, Esq., Senior Vice President, Secretary and Senior Counsel of Coastal, substantially in the form of Exhibit C hereto.

                (ii) The Buyer Parents shall have received an opinion, dated the Closing Date, of William S. Hudgins, Jr., Vice President, General Counsel and Assistant Secretary of CSEC, substantially in the form of Exhibit D hereto.

                (iii) The Buyer Parents shall have received an opinion, dated the Closing Date, of Austin M. O'Toole, Esq., Senior Vice President, Secretary and Senior Counsel of Seller and Coastal Sub, substantially in the form of Exhibit D hereto.

           (e) No Damage or Destruction. Except as described or contemplated herein or in the Disclosure Schedule, there shall have been no change in the business, properties or operations of the Companies since the date of the Pricing Date Balance Sheet which would have a Material Adverse Effect on such Companies taken as group, other than as a result of general economic conditions or other conditions affecting the industry in which the Companies operate, including, but not limited to, fluctuations in coal prices and legislative or regulatory conditions.

           (f) Resignations. Buyers shall have received such resignations of the officers of the LLC as shall have been requested by Buyer in writing not less than 30 days prior to the Closing Date.

           (g) No Litigation. There shall not be in effect any injunction or order issued by any court or administrative agency of competent jurisdiction preventing, or any pending litigation or proceeding to restrain or prohibit, the consummation of the transactions contemplated by this Agreement, or the ownership of the LLC Interests by Buyers after the Closing Date or to obtain damages in connection with the consummation of the transactions contemplated by this Agreement.

           (h) Coastal and Seller shall have taken, or caused to be taken, the actions set forth in Section 3.1 in the manner and order set forth therein.

           (i)  Execution of Amendment.   An  amendment to this Agreement adding
each Buyer, the LLC and Coastal Sub as parties hereto shall have been executed and delivered by Coastal, Seller and Coastal Sub.

     12.2 Conditions Precedent to Obligations of Seller. The obligation of Seller and Coastal Sub to sell and deliver the LLC Interests to Buyers is subject to the satisfaction (or waiver by Seller and Coastal), prior to or on the Closing Date, of each of the following conditions:

           (a) Representations and Warranties. The representations and warran-ties of Buyers contained in this Agreement shall be true and correct when made and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date of which shall be true and correct as of such date), except for changes or inaccuracies therein that do not individually or in the aggregate reflect a Material Adverse Effect with respect to the Buyer Parent making such representation and warranty.

           (b) Covenants. The Buyer Parents shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer Parents prior to or at the Closing.

           (c) HSR Act. Any required waiting period under the HSR Act shall have expired or been terminated, and neither the Antitrust Division nor the FTC shall have indicated its objection to, or its intent to challenge as violative of any federal laws, any of the transactions contemplated by this Agreement.

           (d) Opinion of Counsel for Buyer and Buyer Parents. Coastal and Seller shall have received (i) an opinion, dated the Closing Date, of Thomas F. Linn, General Attorney, Counsel for ARCO and its Buyer subsidiary, substantially in the form of Exhibit E hereto, (ii) an opinion, dated the Closing Date, of Latham & Watkins, special counsel for ITOCHU and its Buyer subsidiary, substantially in the form of Exhibit E hereto, and (iii) an opinion, dated the Closing Date, of Richards, Layton & Finger, special counsel for Buyer Parents and Buyers, with respect to enforceability of this Agreement, in a form reasonably acceptable to Coastal and Seller.

           (e) No Litigation. There shall not be in effect any injunction or order issued by any court or administrative agency of competent jurisdiction preventing, or any pending litigation or proceeding to restrain or prohibit, the consummation of the transactions contemplated by this Agreement, or the sale of the LLC Interests by the Seller or Coastal Sub on the Closing Date or to obtain damages in connection with the consummation of the transactions contemplated by this Agreement.

           (f) Execution of Amendment. An amendment to this Agreement adding each Buyer, the LLC and Coastal Sub as parties hereto shall have been executed and delivered by the Buyer Parents, each Buyer and the LLC.

           (g)  Power of Attorney.  The power of attorney referred to in Section
10.8 shall have been delivered by the LLC.


                                  ARTICLE XIII
                            Termination of Agreement


     13.1 Termination Before Closing. This Agreement may be terminated at any time before Closing:

           (a) by the mutual consent of Coastal, Seller and the Buyer Parents in writing;

           (b) by the Buyer Parents if there is a material breach with respect to any of the representations or warranties of Coastal or Seller contained in this Agreement (except for breaches in such representations and warranties that do not individually or in the aggregate reflect a Material Adverse Effect with respect to the Companies taken as a whole) or a default in the observance or performance of any of the covenants of Coastal or Seller contained in this Agreement and such breach or default remains uncured for a period of 30 days after Buyers deliver notice thereof to Coastal and Seller; or if the conditions of this Agreement to be complied with or performed by Coastal or Seller on or before the Closing Date are not complied with or performed in all material respects at the time required for such compliance or performance and such noncompliance or nonperformance is not waived by the Buyer Parents;

           (c) by Coastal and Seller if there is a material breach with respect to any of the representations or warranties of the Buyer Parents contained in this Agreement (except for breaches in such representations and warranties that do not individually or in the aggregate reflect a Material Adverse Effect with respect to the Buyers taken as a whole) or in the observance or performance of any of the covenants of the Buyer Parents contained in this Agreement and such breach or default remains uncured for a period of 30 days after Coastal or Seller deliver notice thereof to the Buyer Parents; or if the conditions of this Agreement to be complied with or performed by Buyer Parents or Buyers on or before the Closing Date are not complied with or performed in all material respects at the time required for such compliance or performance and such noncompliance or nonperformance is not waived by Seller and Coastal Sub; or

           (d) by any of the Buyer Parents or Buyers if the Closing has not occurred on or prior to March 31, 1997, other than as a result of any such party's material breach or default of this Agreement.

           (e) by Coastal, Seller or Coastal Sub if the Closing has not occurred on or prior to March 31, 1997, other than as a result of any such party's material breach or default of this Agreement.


                                   ARTICLE XIV
                                  Miscellaneous

     14.1 Entire Agreement; Participation in Drafting. This Agreement, including the Disclosure Schedule, sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated herein and supersedes any previous agreements and understandings between the parties with respect thereto. The parties hereto acknowledge that Coastal, Seller and Buyer Parents participated in the negotiation and drafting of this Agreement on equal terms. In construing this Agreement, no inference shall be drawn from any changes in or deletions of provisions of this Agreement in the course of negotiating and drafting this Agreement.

     14.2 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

     14.3 Headings. The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     14.4 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier,
(iii) four business days being deposited in the United States mail, postage prepaid; or (iv) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties listed below as follows:

                  If to Seller or Coastal:

                  The Coastal Corporation
                  Coastal Tower
                  Nine Greenway Plaza
                  Houston, Texas 77046-0995
                  Facsimile:   (713) 877-7071
                  Attention:   Corporate Secretary

                  If to Buyers:

                  Atlantic Richfield Company
                  555 Seventeenth Street
                  Denver, Colorado  80202
                  Facsimile:   (303) 293-4098
                  Attention:   Mr. Harold Tyber

                  and

                  Itochu Corporation
                  5-1, Kita-Aoyama 2-chome,
                  Minato-ku, Tokyo 107-77, Japan
                  Facsimile:   (03) 3497-3470
                  Attention:   Mr. Masayoshi Araya
                               General Manager
                               Coal Department

     14.5 Waiver. Waivers of or consents to departures from the provisions hereof may be given; provided that the same shall be in writing and be signed by each of the parties hereto. No such waiver or consent shall be construed as a waiver of or consent to any departure from any other provisions hereof.

     14.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made, in whole or in part, by any party (by operation of law or otherwise) without the prior written consent of the other parties hereto, and any attempted assignment without the required consent shall be void.

     14.7 Amendment. This Agreement may be amended, modified or supplemented; provided that the same shall be in writing and be signed by each of the parties hereto.

     14.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

     14.9 Disclaimer for Communications; Etc. Except as otherwise set forth herein or in any other agreement contemplated herein to which they are parties, Coastal, Seller and their Affiliates make no representations or warranties whatsoever, and disclaim all liability and responsibility for any representation, warranty or statement made or communicated (orally or in writing) to the Buyer Parents or their Affiliates or to any officer, stockholder, director, employee, agent, consultant or representative of the Buyer Parents or their Affiliates, including, but not limited to, the Descriptive Memorandum, or any opinion, information or advice which may have been provided to the Buyer Parents or their Affiliates by an officer, stockholder, director, employee, agent, consultant or representative of any of the Companies. Except as and to the extent set forth herein or in any other agreement contemplated herein to which they are parties, the Buyer Parents, Buyers and their Affiliates make no representations or warranties whatsoever, and disclaim all liability and responsibility for any representation, warranty or statement made or communicated (orally or in writing) to Coastal or Seller or their Affiliates or to any officer, stockholder, director, employee, agent, consultant or representative of Coastal or Seller or their Affiliates.

     14.10 Forum Selection; Consent to Service of Process; and Waiver of Jury Trial.

           (a) The parties hereto agree that any action, suit or proceeding (a "Proceeding") arising out of the transactions contemplated by this Agreement (except as provided in Article 8) shall be commenced and litigated exclusively in a state court of the State of Delaware.

           (b) Each of the parties hereto irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any Proceeding (and each such party agrees not to commence any Proceeding, except in such courts), (ii) waives any objection to the laying of venue of any Proceeding in the courts of the State of Delaware, and (iii) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any court of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

           (c) Each party to this Agreement to hereby irrevocably designates and appoints CT Corporation Service Corp. (hereinafter called the "Agent"), as its attorney-in-fact to receive service of process in such proceeding, it being agreed that service upon such attorney-in-fact shall constitute valid service upon such party or its successors or assigns. Each party to this Agreement hereby agrees to pay to the Agent such compensation as shall be agreed upon from time to time for services of the Agent hereunder. Each party hereby agrees that its submission to jurisdiction and its designation of the Agent set forth above is made for the express benefit of each of the parties hereto. Each party further agrees that a final judgment against such party in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of an indebtedness or liability of such party therein described; provided that nothing in this Section 14.10(c) shall affect the right of any party or its successors or assigns to serve legal process in an other manner permitted by law. Each party further covenants and agrees that so long as this Agreement shall be in effect, such party shall maintain a duly-appointed agent for the service of summonses and other legal processes in Wilmington, Delaware and will notify the other parties hereto of the name and address of such agent if it is no longer the Agent.

           (d) Each of the parties hereto agrees that it shall not seek a jury trial in any proceeding based upon or arising out of or otherwise related to this Agreement or any of the other documents and instruments contemplated hereby and EACH OF THE PARTIES HERETO HEREBY WAIVES ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL.

     14.11 Tax Treatment. Any indemnity payment by a Buyer Parent or the LLC shall be treated as an increase in the Purchase Price for tax purposes. Any indemnity payment by Coastal or Seller under this Agreement shall be treated as a decrease in the Purchase Price for tax purposes.

     14.12 Election Regarding Asset Restructuring. Upon delivery of an instrument waiving all rights of Coastal, Seller and Coastal Sub pursuant to
Section 8.1(c) hereof (irrespective of the basis upon which any claim for indemnity under that section might arise), Seller shall be permitted to transfer any asset (such asset, and any other asset into which the transferred asset may be converted or for which the transferred asset may be exchanged being referred to herein as "Transferred Asset") to a Company as a contribution to the capital thereof without such transfer, or the Company's ownership of the asset, being considered to represent or give rise to a breach of any representation, warranty, covenant or agreement contained in this Agreement, including Section 6.2(b) hereof. Upon the contribution of any Transferred Asset, the Transferred Asset shall be treated as an Excluded Asset to which the provisions of Sections 2.4, 2.5 and 3.1(a)(iii) shall apply. Notwithstanding any provision of this Agreement to the contrary, Coastal and Sellers shall be solely liable for and shall jointly and severally indemnify and hold harmless Buyers and the LLC from any and all Other Taxes (including, without limitation, applicable Transfer Taxes), if any, that may be imposed on, payable, collectible or incurred with respect to any Transferred Asset or with respect to any contribution, conversion or exchange thereof.

     IN WITNESS WHEREOF, the undersigned parties, intending to be legally bound hereby, have executed this Agreement as of the date first written above.

                             "SELLER"

                             COASTAL COAL, INC.

                             By: /s/ James L. Van Lanen
                                 Name:   James L. Van Lanen
                                 Title:  President and Chief Executive Officer


                             "COASTAL"

                             THE COASTAL CORPORATION

                             By: /s/ David A. Arledge
                                 Name:   David A. Arledge
                                 Title:  President and Chief Executive Officer


                             "BUYER PARENTS"

                             ATLANTIC RICHFIELD COMPANY

                             By: /s/ Harold B. Tyber
                                 Name:   Harold B. Tyber
                                 Title:  Vice President, Arco Coal Company, a
                                         Division of Atlantic Richfield Company


                             ITOCHU CORPORATION

                             By: /s/ Katsumi Takahisa
                                 Name:   Katsumi Takahisa
                                 Title:  Deputy General Manager, Coal Dept.